Exhibit 10.1

EXECUTION VERSION

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (together with all exhibits and attachments hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of August 14, 2015, is entered into by and among: (a) Samson Resources Corporation (“Samson”) and certain of its subsidiaries, including Samson Investment Company (collectively, the “Company”);1 (b) the Sponsors (as defined below); (c) the Backstop Parties (as defined below); and (d) certain holders of Second Lien Loans (as defined below) party hereto from time to time (together with their respective successors and permitted assigns, the “Consenting Lenders”). The Company, each Sponsor, each Backstop Party, each Consenting Lender, and any person or entity that subsequently becomes a party hereto in accordance with the terms of this Agreement are referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Term Sheet (as defined below).

WHEREAS, as of the date hereof, the Backstop Parties, which directly or indirectly (through funds and accounts they manage or advise) hold or control the voting power with respect to approximately 45.5 percent of Second Lien Loans, have executed a term sheet with Samson, a copy of which is annexed hereto as Exhibit A (the “Term Sheet”), which sets forth, inter alia, the principal terms of a proposed $450 million gross new money investment (the “New Money Investment”) to be funded pursuant to a proposed rights offering for (i) new common stock in the reorganized Company (the “New Common Stock”, and the rights offering for such New Common Stock, the “Equity Offering”) and new second lien term loans to the Company (the “New Debt,” and the rights offering for such New Debt, the “Debt Offering”, and together with the Equity Offering, the “Rights Offering”), all in connection with a restructuring (including, to the extent applicable, a 363 Sale (as defined below) consistent with the terms hereof, the “Restructuring Transaction”) to be implemented pursuant to a joint plan of reorganization for the Company constituting an Acceptable Plan within the meaning set forth herein under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”), and as part of voluntary chapter 11 cases (the “Chapter 11 Cases”) to be commenced in a United States Bankruptcy Court having jurisdiction (the “Bankruptcy Court”);

WHEREAS, pursuant to the Acceptable Plan, the Rights Offering will be offered to the holders of Second Lien Loans;

WHEREAS, subject to the terms and conditions contained in this Agreement and the Term Sheet, the Backstop Parties have committed to backstop the Rights Offering;

WHEREAS, upon a 363 Sale Triggering Event (as defined below), the Company will pursue a sale of substantially all of its assets pursuant to section 363 of the Bankruptcy Code in accordance with this Agreement and the terms of an asset purchase agreement and sale procedures to be agreed to by the Company and the Required Backstop Parties;

[1]	The subsidiaries included in the “Company” are: Geodyne Resources, Inc.; Samson Contour Energy Co.; Samson Contour Energy E&P, LLC; Samson Holdings, Inc.; Samson-International, Ltd.; Samson Lone Star, LLC; SGH Enterprises, Inc.; and Samson Resources Company.

WHEREAS, this Agreement and the Term Sheet are the product of arm’s-length, good-faith negotiations among the Parties and their respective professionals; and

WHEREAS, the Parties desire to express to one another their respective support of, and commitment to, the Restructuring Transaction on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Term Sheet. The Term Sheet is expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein. The Term Sheet sets forth the material terms and conditions of the Restructuring Transaction and the Backstop Parties’ support for the Rights Offering; however, the Term Sheet is supplemented by the terms and conditions of this Agreement.

2. Interpretation. In this Agreement, unless the context otherwise requires:

(a) words importing the singular also include the plural, and references to one gender include all genders;

(b) the headings are inserted for convenience only and do not affect the construction of this Agreement and shall not be taken into consideration in its interpretation;

(c) the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “or” is not exclusive;

(e) all financial statement accounting terms not defined in this Agreement shall have the meanings determined by the United States generally accepted accounting principles in effect as of the date of this Agreement;

(f) all references to currency or dollars refer to the United States dollars; and

(g) references to any governmental entity or any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, or judicial or administrative body, in any jurisdiction shall include any successor to such entity.

3. Definitions. As used in this Agreement, the following terms have the following meanings:

(a) “363 Sale” has the meaning set forth in Section 8(b) herein.

(b) “363 Sale Triggering Event” has the meaning set forth in Section 8(a) herein.

(c) “Acceptable Plan” means a joint plan of reorganization to be proposed by the Company that incorporates the terms set forth in the Term Sheet and includes the Release, is consistent with this Agreement and is otherwise reasonably acceptable to the Company, the Sponsors (solely with respect to the Sponsors Consent Right), the Required Backstop Parties, and the Required Lenders, each acting in its sole discretion.

(d) “Agreement” has the meaning set forth in the Preamble.

(e) “Agreement Effective Date” means the date of this Agreement.

(f) “Alternative Proposal” means any alternative plan, proposal, offer, transaction, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or equity interests or restructuring (other than the Restructuring Transaction) involving the Company and its controlled subsidiaries; provided that for the avoidance of doubt, an Alternative Proposal shall not include a 363 Sale (or a proposal that results from the marketing process associated with the 363 Sale).

(g) “Amended RBL Facility” means an amendment and restatement or refinancing of that certain Credit Agreement, dated as of December 21, 2011, by and between Samson Investment Company and JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions and lenders from time to time party thereto, consistent with the terms set forth in the Term Sheet and as otherwise acceptable to the Company and reasonably acceptable to the Required Backstop Parties, each acting it its sole discretion.

(h) “Asset Purchase Agreement” means an asset purchase agreement to be agreed to by the Parties in connection with a 363 Sale.

(i) “Backstop Commitment” has the meaning set forth in Section 4(a) herein.

(j) “Backstop Party Allocations” means the Equity Backstop Allocations and the Debt Backstop Allocations.

(k) “Backstop Motion” means a motion of the Company, and all related implementing documents, agreements, exhibits, annexes, and schedules, as such documents may be amended, modified, or supplemented from time to time, all in form and substance reasonably acceptable to the Backstop Parties and Sponsors (solely with respect to the Sponsors Consent Right) requesting that the Bankruptcy Court enter an order approving, among other things, the terms of the Break Up Fee, Work Fee, Equity

Backstop Commitment, Holdback, Equity Fee Grant, payment of Expenses and Debt Backstop Commitment (each as defined in the Term Sheet) and the outside date of the Backstop Commitments. Without limiting the foregoing, the Backstop Motion shall state the Company’s intention to assume this Agreement on the Effective Date pursuant to the Acceptable Plan and the Company’s acknowledgment that it must comply with the terms of this Agreement to assume it.

(l) “Backstop Order” means an Order of the Bankruptcy Court, in form and substance acceptable to the Company and reasonably acceptable to the Backstop Parties, granting the Backstop Motion.

(m) “Backstop Parties” means the parties listed on Exhibit B hereto.

(n) “Bankruptcy Code” has the meaning set forth in the Recitals.

(o) “Bankruptcy Court” has the meaning set forth in the Recitals.

(p) “Bid Procedures Motion” means a motion of the Company (providing, among other things, that the Second Lien Lenders shall have the ability to credit bid the Second Lien Loan Claims pursuant to the terms set forth in Appendix C to the Term Sheet), and all related implementing documents, agreements, exhibits, annexes, and schedules, as such documents may be amended, modified, or supplemented from time to time, all in form and substance reasonably acceptable to the Sponsors (solely with respect to the Sponsors Consent Right) and Required Backstop Parties, requesting that the Bankruptcy Court enter an order approving bid procedures and related bidder protections for purposes of the 363 Sale.

(q) “Bid Procedures Order” means an Order of the Bankruptcy Court, in form and substance reasonably acceptable to the Company, Sponsors (solely with respect to the Sponsors Consent Right), and the Required Backstop Parties, granting the Bid Procedures Motion.

(r) “Board” has the meaning set forth in Section 4(c) herein.

(s) “Break Up Fee” has the meaning set forth in Section 4(c) herein.

(t) “Chapter 11 Cases” has the meaning set forth in the Recitals.

(u) “Company” has the meaning set forth in the Preamble.

(v) “Company and the Consenting Lender and Backstop Releasing Parties” has the meaning set forth in Section 13(a) herein.

(w) “Company Termination Events” has the meaning set forth in Section 9(b) herein.

(x) “Confirmation Order” means a Final Order of the Bankruptcy Court confirming the Acceptable Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be in form and substance reasonably acceptable to the Company, the Sponsors (solely with respect to the Sponsors Consent Right), and the Required Lenders.

(y) “Consenting Lenders” has the meaning set forth in the Preamble.

(z) “Debt Backstop Allocations” means the debt commitment allocations of the Backstop Parties set forth in Appendix A to the Term Sheet.

(aa) “Debt Offering” has the meaning set forth in the Recitals.

(bb) “Definitive Documentation” means this Agreement (including the Term Sheet), the Acceptable Plan, Disclosure Statement, Confirmation Order, Bid Procedures Order, Asset Purchase Agreement and related documents, and any court filings in the Chapter 11 Cases that could be reasonably expected to affect the interests of the Backstop Parties or the holders of the Second Lien Loan Claims, and any other documents or exhibits related to or contemplated in the foregoing.

(cc) “DIP/Cash Collateral Motion” means a motion to be filed by the Company in the Chapter 11 Cases, and all related implementing documents, agreements, exhibits, annexes, and schedules, as such documents may be amended, modified, or supplemented from time to time, all in form and substance reasonably acceptable to the Sponsors (solely with respect to the Sponsors Consent Right) and the Backstop Parties (or, so long as all Backstop Parties are offered the opportunity to participate on a pro rata basis (in accordance with their respective Backstop Party Allocations) on the same economic terms, the Required Backstop Parties), requesting entry of an order approving, among other things, postpetition financing of the Company, continued use of cash collateral of, and the provision of adequate protection to, the holders of secured claims against the Company.

(dd) “DIP/Cash Collateral Order” means an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Company, the Sponsors (solely with respect to the Sponsors Consent Right), and the Backstop Parties (or, so long as all Backstop Parties are offered the opportunity to participate on a pro rata basis (in accordance with their respective Backstop Party Allocations) on the same economic terms, the Required Backstop Parties), granting the relief requested in the DIP/Cash Collateral Motion.

(ee) “Disclosure Statement” means the disclosure statement for the Acceptable Plan, as amended, supplemented, or otherwise modified from time to time, that describes the Acceptable Plan and is prepared and distributed in accordance with, among other things, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, rule 3018 of the Federal Rules of Bankruptcy Procedure and other applicable law, and which shall be in form and substance reasonably acceptable to the Company, the Sponsors (solely with respect to the Sponsors Consent Right), the Required Backstop Parties, and the Required Lenders.

(ff) “Disclosure Statement Motion” means a motion to be filed by the Company in the Chapter 11 Cases, and all related implementing documents, agreements,

exhibits, annexes, and schedules, as such documents may be amended, modified, or supplemented from time to time, requesting entry of an order approving, among other things, (i) the Disclosure Statement, (ii) the solicitation and notice procedures with respect to confirmation of the Acceptable Plan, (iii) the form of ballots and notices in connection therewith, and (iv) scheduling certain dates with respect thereto, including, without limitation, a hearing to consider confirmation of the Acceptable Plan by December 1, 2015, which motion shall be in form and substance reasonably acceptable to the Sponsors (solely with respect to the Sponsors Consent Right), the Required Backstop Parties, and the Required Lenders.

(gg) “Disclosure Statement Order” means an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Sponsors (solely with respect to the Sponsors Consent Right) the Required Backstop Parties, and the Required Lenders granting the relief requested in the Disclosure Statement Motion.

(hh) “Effective Date” means the effective date of the Acceptable Plan.

(ii) “Effective Date Outside Date” has the meaning set forth in Section 4(f) herein.

(jj) “Equity Backstop Allocations” means the equity commitment allocations of the Backstop Parties set forth in Appendix A to the Term Sheet.

(kk) “Equity Offering” has the meaning set forth in the Recitals.

(ll) “Exclusive Periods” has the meaning set forth in Section 5(a) herein.

(mm) “Expenses” has the meaning set forth in Section 4(d) herein.

(nn) “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument, or rehearing shall then be pending or (ii) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with rule 8002 of the Federal Rules of Bankruptcy Procedure; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause an order not to be a Final Order.

(oo) “First Day Pleadings” means any motions or applications (including a customary motion for interim and final orders approving procedures regarding equity trading, which procedures shall provide that, among other things, upon a valid delivery of a Termination Notice by the Sponsors, and notwithstanding the automatic stay or the entry of any order approving such procedures, the Sponsors shall have the right to move the Bankruptcy Court for an order permitting the Sponsors to take any of the actions set forth in Section 6(b) hereof (and all other parties in interest shall have the right to oppose such motion), and approval of which the Company shall seek as soon as reasonably practicable after the Petition Date) to be filed by the Company on the Petition Date, each of which shall be in form and substance reasonably acceptable to the Sponsors (solely with respect to the Sponsors Consent Right), and the Required Backstop Parties.

(pp) “Indemnified Party” means the Backstop Parties, and each of their affiliates and each of their and their affiliates’ respective officers, directors, partners, shareholders, trustees, controlling persons, employees, agents, advisors, attorneys and representatives.

(qq) “Initial Orders Outside Date” has the meaning set forth in Section 4(f) herein.

(rr) “Joinder Agreement” has the meaning set forth in Section 5(c) herein.

(ss) “Kirkland” means Kirkland & Ellis LLP, counsel to the Company.

(tt) “Lender Termination Events” has the meaning set forth in Section 9(a) herein.

(uu) “Milestones” means those milestones set forth on Exhibit C hereto or, in each case, such later date as the Company and the Required Backstop Parties agree, each acting in its sole discretion.

(vv) “New Common Stock” has the meaning set forth in the Recitals.

(ww) “New Debt” has the meaning set forth in the Recitals.

(xx) “New Money Investment” has the meaning set forth in the Recitals.

(yy) “Party” or “Parties” has the meaning set forth in the Preamble.

(zz) “Plan” has the meaning set forth in the Recitals.

(aaa) “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to be filed prior to confirmation of the Acceptable Plan, each of which shall be in form and substance reasonably acceptable to the Sponsors (solely with respect to the Sponsors Consent Right) and the Required Backstop Parties.

(bbb) “Qualified Marketmaker” means an entity that (A) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Debtors (including debt securities or other debt) or enter with customers into long and short positions in claims against the Debtors (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the Debtors, and (B) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

(ccc) “Release” means the releases provided for in Section 13 herein.

(ddd) “Release Revocation Event” has the meaning set forth in Section 14(b) herein.

(eee) “Release Revocation Notice” has the meaning set forth in Section 14(a) herein.

(fff) “Released Parties” has the meaning set forth in Section 13(a) herein.

(ggg) “Releasing Parties” has the meaning set forth in Section 13(a) herein.

(hhh) “Required Backstop Parties” means, as of any date of determination, Backstop Parties committed to providing a majority of the aggregate Backstop Party Allocations.

(iii) “Required Lenders” means, as of any date of determination, Consenting Lenders (which may include one or more Backstop Parties) holding a majority of the outstanding principal amount of the Second Lien Loans held by the Consenting Lenders (which may include one or more Backstop Parties) in the aggregate.

(jjj) “Requisite Consenting Lenders” means, as of any date of determination, Consenting Lenders holding, in the aggregate, at least 66 2/3 percent in the aggregate of all outstanding Second Lien Loans.

(kkk) “Restructuring Support Effective Date” means the date upon which this Agreement becomes effective and binding on the Parties in accordance with the provisions of Section 17 hereof.

(lll) “Restructuring Support Period” means the period commencing on the Restructuring Support Effective Date and ending on the date on which this Agreement is terminated in accordance with Section 9 hereof.

(mmm) “Restructuring Transaction” has the meaning set forth in the Recitals.

(nnn) “Revocation Cure Period” has the meaning set forth in Section 14(a) herein.

(ooo) “Rights Offering” has the meaning set forth in the Recitals.

(ppp) “Samson” has the meaning set forth in the Preamble.

(qqq) “Solicitation” means the solicitation of votes in connection with the Acceptable Plan, as approved by the Disclosure Statement Order.

(rrr) “Second Lien Agent” means the administrative agent under the Second Lien Credit Agreement.

(sss) “Second Lien Credit Agreement” means the Second Lien Term Loan Credit Agreement by and among Samson Investment Company, the Second Lien Agent, and the financial institutions from time to time party thereto, dated as of September 25, 2012, as amended from time to time and with all supplements and exhibits thereto.

(ttt) “Second Lien Loan Claims” means any and all claims arising under the Second Lien Credit Agreement or Second Lien Loans.

(uuu) “Second Lien Loans” means the loans outstanding under the Second Lien Credit Agreement.

(vvv) “Second Lien Lenders” means any and all holders of Second Lien Loan Claims, including, for avoidance of doubt, both Consenting Lenders and holders that are not Consenting Lenders.

(www) “Sponsors” means the parties listed on Exhibit D hereto.

(xxx) “Sponsors Consent Right” means the Sponsors’ right to consent to or approve any documents, actions, or agreements, as applicable, solely with respect to any terms thereof that affect or alter the releases (including, without limitation, the Release and the preservation of indemnification rights and insurance benefits) to be granted to or received by the Sponsors or any of the Sponsor Released Parties under the Term Sheet or this Agreement or implementation of such releases.

(yyy) “Sponsor Released Parties” has the meaning set forth in Section 13(a) herein.

(zzz) “Sponsor Releasing Parties” has the meaning set forth in Section 13(a) herein.

(aaaa) “Sponsors Termination Events” has the meaning set forth in Section 9(d) herein.

(bbbb) “Termination Events” has the meaning set forth in Section 9(d) herein.

(cccc) “Termination Notice” has the meaning set forth in Section 9(a) herein.

(dddd) “Term Sheet” has the meaning set forth in the Recitals.

(eeee) “Transfer” has the meaning set forth in Section 5(c) herein.

(ffff) “Willkie” means Willkie Farr & Gallagher LLP, counsel to the Second Lien Agent.

4. Backstop Commitments.

(a) The Backstop Parties hereby commit to provide (severally but not jointly on a pro rata basis in accordance with the Backstop Party Allocations) the entire amount of the New Money Investment through the purchase or funding, as applicable, of $413,250,000 of New Common Stock and $36,750,000 of New Debt (less the aggregate amount of New Common Stock and New Debt irrevocably purchased or funded in the Rights Offering), on the terms set forth in the Term Sheet and subject only to the conditions expressly set forth in clause (f) of this Section 4 (the “Backstop Commitment”). The Parties agree that Appendix A, which is intentionally redacted from Exhibit A, shall not be disclosed to any Party other than (i) the Company and the Backstop Parties and their respective applicable officers, directors, employees, affiliates, members partners, attorneys, accountants, agents and advisors on a need-to-know and confidential basis and (ii) in any legal, judicial or administrative proceeding (including to the extent required in connection with the Chapter 11 Cases) or as otherwise required by law or regulation or as requested by a governmental authority (in which case the Company and each Backstop Party agree, to the extent permitted by law, to inform each other promptly in advance thereof (other than in connection with any audit or examination by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority)); provided that the form of this Agreement (but not the Backstop Party Allocations) may be disclosed by the Company in connection with seeking entry of the Backstop Order, confirmation of the Acceptable Plan or as otherwise required by the Bankruptcy Court (including as it relates to the Backstop Party Allocations if required by the Bankruptcy Court).

(b) As consideration for the Backstop Commitment, subject to entry of the Backstop Order and the occurrence of the Effective Date, the Company shall pay the Backstop Parties compensation in the form of the Equity Fee Grant, the Work Fee and the Holdback (each as set forth in the Term Sheet), each of which shall be fully earned, non-refundable and non-avoidable upon entry of the Backstop Order, shall be paid on the Effective Date without setoff or recoupment and shall not be subject to defense or offset on account of any claim, defense or counterclaim.

(c) In consideration for the Backstop Commitment, the Company agrees that, except as permitted or required by the Bid Procedures Order in connection with a 363 Sale or otherwise pursuant to Section 29 hereof, it shall not, and shall use commercially reasonable efforts to cause its advisors and representatives acting at its direction and on its behalf to not, directly or indirectly, take any action to solicit, initiate, encourage or assist the submission of, or enter into any discussions, negotiations or agreements regarding an Alternative Proposal; provided that if the Company receives a bona fide unsolicited Alternative Proposal and the board of directors of Samson (“Board”) reasonably determines in its good faith judgment that (i) such Alternative Proposal provides a higher or better economic recovery to the Company’s stakeholders in the Chapter 11 Cases than that set forth in this Agreement, (ii) the Board’s fiduciary obligations require it to direct the Company to accept such Alternative Proposal, and (iii) such Alternative Proposal is from a proponent that the Board has reasonably determined is capable of consummating such Alternative Proposal; then the Company may terminate this Agreement as provided in Section 9 of this Agreement; provided that (A) the Company has not intentionally breached this Agreement; and (B) so long as Consenting Lenders that hold, own, control, or have entered into binding contracts to purchase more than 51 percent in the aggregate of all outstanding Second Lien Loans have executed this Agreement or Joinder Agreements, the Company gives the Backstop Parties at least five (5) business days’ written notice (accompanied by the proposal and any materials supporting such Alternative Proposal, subject to redaction as necessary to protect any confidential information) and negotiates in good faith with and provides the Backstop Parties an opportunity to propose a revised transaction, before the earliest to occur of: (x) the Company exercising any permitted termination right in accordance with this Agreement; (y) the Company entering into such Alternative Proposal; and (z) the Company filing a motion with the Bankruptcy Court seeking approval of such Alternative Proposal; provided that, even if Consenting Lenders that hold, own, control, or have entered into binding contracts to purchase more than 51 percent in the aggregate of all outstanding Second Lien Loans have not executed this Agreement or Joinder Agreements, the Company will in any event provide the Backstop Parties a copy of any such Alternative Proposal (subject to redaction as necessary to protect any confidential information); provided, further, that in the event the Company enters into an agreement based on an Alternative Proposal with or sponsored by any entity other than the Backstop Parties, the Company shall be obligated to pay to the Backstop Parties a cash fee of $10,000,000 (the “Break Up Fee”), with such Break Up Fee being earned upon the Company’s entry into an Alternative Proposal and payable as an allowed administrative expense priority claim. The Break Up Fee shall be paid to and allocated among the Backstop Parties consistent with the allocation of the Equity Fee Grant as described in the Term Sheet. For the avoidance of doubt, under no circumstances shall the Company be required to pay both the Work Fee and the Break Up Fee.

(d) Subject to entry of the Backstop Order, the Company shall promptly pay or reimburse the Backstop Parties for their reasonable and documented costs, fees, and expenses incurred in connection with the consummation of the Restructuring Transaction (collectively, “Expenses”). Subject to entry of the Backstop Order, the Company further agrees to pay to the Backstop Parties all of their Expenses (including, without limitation, fees and disbursements of the respective counsel for each Backstop Party) incurred in connection with the enforcement of any of their rights and remedies hereunder. Once paid, the Expenses shall not be refundable under any circumstances, regardless of whether the Restructuring Transaction is consummated, and shall not be creditable against any other amount payable in connection with the Chapter 11 Cases or otherwise.

(e) Subject to entry of the Backstop Order, the Company agrees to indemnify and hold harmless the Indemnified Parties from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to this Agreement, the Definitive Documentation, or the transactions contemplated hereby or thereby, any use made or proposed to be made with the proceeds of the Backstop Commitment, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Party is a party thereto, and the Company shall reimburse each Indemnified Party upon demand for fees and expenses of counsel (which, so long as there are no conflicts among such Indemnified Parties, shall be limited to one law firm serving as counsel for the Indemnified Parties) and other expenses incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including, without limitation, in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability, or expense is found in a final, non-appealable order of a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, actual fraud, gross negligence, or willful misconduct. No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final, non-appealable order of a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, actual fraud, gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages. Without the prior written consent of the Backstop Parties, the Company agrees that it will not enter into any settlement of any lawsuit, claim or other proceeding arising out of this Agreement, the Definitive Documentation, or the transactions contemplated hereby or thereby unless such settlement (i) includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Parties and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Party. No Indemnified Party shall be liable for any damages arising from the use by unauthorized persons of any information made available to the Backstop Parties by the Company or any of its representatives through electronic, telecommunications or other information transmission systems that is intercepted by such persons. Notwithstanding the foregoing, the Company’s obligations pursuant to this Section 4(e) shall only be binding on the Company upon entry of the Backstop Order. No Indemnified Party shall settle any lawsuit, claim, or other proceeding arising out of this Agreement, the Definitive Documentation, or transactions contemplated hereby or thereby without the prior written consent of the Company.

(f) The Backstop Parties’ obligations in respect of the Backstop Commitment shall be subject to only the following conditions: (i) the Company’s filing of the Backstop Motion, the Disclosure Statement Motion, the Acceptable Plan and related Disclosure Statement, and the Bid Procedures Motion, by September 16, 2015, (ii) the Company’s request that the Bankruptcy Court schedule a hearing on the Backstop Motion, the Disclosure Statement Motion and the Bid Procedures Motion as soon as possible after the Petition Date but no later than October 15, 2015 (iii) the Bankruptcy Court’s entry of the Backstop Order, the Disclosure Statement Order, and the Bid Procedures Order by no later than October 15, 2015, or such later date as may be consented to by the Required Backstop Parties, each acting in its sole discretion (such date, the “Initial Orders Outside Date”); (iv) confirmation by the Bankruptcy Court of either (A) an Acceptable Plan or (B) a joint plan of reorganization for the Company that (x) implements a transaction with the Backstop Parties containing the economic terms for the Backstop Parties on which the Backstop Parties committed and is otherwise consistent with this Agreement and the Term Sheet in all material respects or (y) has been accepted by more than one half in number of the Second Lien Lenders voting on such plan, which accepting Second Lien Lenders collectively hold at least two-thirds in amount of the Second Lien Loans (or, in the case of a 363 Sale, approval of a transaction supported by sufficient holders of Second Lien Loan Claims necessary to direct the Second Lien Agent to act in connection with such 363 Sale); and (v) the occurrence of the Effective Date by December 15, 2015 (provided, however, that such date may be extended by mutual agreement of the Company and the Required Backstop Parties to a date not later than January 15, 2016) (such date, the “Effective Date Outside Date”).

5. Agreements of the Backstop Parties and Consenting Lenders.

(a) Support of Restructuring Transaction. Each Backstop Party and each Consenting Lender agrees that, for the duration of the Restructuring Support Period, such Party shall:

(i) use reasonable best efforts and work in good faith to negotiate, definitively document, and consummate the Restructuring Transaction and other transactions contemplated hereby, and support entry of orders of the Bankruptcy Court approving the Restructuring Transaction, including the Backstop Order, Confirmation Order and Disclosure Statement Order or, if applicable, the Bid Procedures Order and an order approving the 363 Sale;

(ii) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the transactions contemplated herein, negotiate in good faith appropriate additional or alternative provisions to address any such impediment;

(iii) support, and take all reasonable actions necessary or reasonably requested by the Company to facilitate the approval by the Bankruptcy Court of the and the implementation of order granting the DIP/Cash Collateral Motion;

(iv) support, and take all reasonable actions necessary or reasonably requested by the Company to facilitate the approval by the Bankruptcy Court and the implementation of order granting the Backstop Motion;

(v) so long as all material terms and conditions of the applicable documents are consistent with this Agreement, not (A) object to or otherwise commence any proceeding opposing any of the terms of the Definitive Documentation or (B) commence any proceeding or prosecute, join in, or otherwise support any action to oppose, object to, or delay entry of the Disclosure Statement Order, or the Solicitation, confirmation, or consummation of the Acceptable Plan or, if applicable, the 363 Sale;

(vi) not take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval and consummation of the transactions described in, this Agreement (including the Term Sheet);

(vii) until this Agreement has been validly terminated, (A) not file a chapter 11 plan or directly or indirectly support any chapter 11 plan or sale process, or cause any affiliate to file a chapter 11 plan or directly or indirectly support any chapter 11 plan or sale process, proposed by any entity other than the Company, regardless of any termination of either or both of the Company’s exclusive periods to file a plan and solicit votes thereon under section 1121(c) of the Bankruptcy Code (collectively, the “Exclusive Periods”) and (B) not object to or otherwise oppose any request by the Company for an extension of the Exclusive Periods (as long as such request does not seek extensions of the Exclusive Periods longer than the earlier of (x) the latest dates permitted under the Bankruptcy Code and (y) 30 days after any valid termination of this Agreement);

(viii) comply with all of its obligations under this Agreement, unless compliance is waived in writing by each of the other Parties;

(ix) support, and take all reasonable actions necessary or reasonably requested by the Company to facilitate the implementation and approval by the Bankruptcy Court of the Rights Offering;

(x) solely with respect to the Backstop Parties, backstop the Rights Offering, as contemplated in the Term Sheet and this Agreement;

(xi) not (A) directly or indirectly seek, solicit, vote its Second Lien Loan Claims for, support, or encourage the termination or modification of the exclusive period for the filing of any plan of reorganization, proposal or offer of dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring of the Company other than the Restructuring Transaction and (B) not take any other action, including, but not limited to, initiating any legal proceedings or enforcing rights as a holder of the Second Lien Loan Claims, that is inconsistent with this Agreement or the Definitive Documentation, or is reasonably likely to prevent, interfere with, delay, or impede the implementation or consummation of the Restructuring Transaction (including, but not limited to, the Bankruptcy Court’s approval of the Definitive Documentation, the Solicitation, or confirmation of the Acceptable Plan) or, if applicable, the 363 Sale;

(xii) (A) subject to the receipt of the Disclosure Statement, timely vote, or cause to be voted, its Second Lien Loan Claims to accept the Acceptable Plan by delivering its duly executed and completed ballot or ballots, as applicable, accepting the Acceptable Plan on a timely basis following commencement of the Solicitation, and (B) not change or withdraw such vote (or cause or direct such vote to be changed or withdrawn); provided that, subject to only those remedies available to the Company set forth in Section 18 of this Agreement, such vote may, upon written notice to the Company and the other Parties, be revoked (and, upon such revocation, deemed void ab initio) by any of the Consenting Lenders at any time following the expiration of the Restructuring Support Period;

(xiii) support the releases (including the Release) and exculpation, injunction, and discharge provisions provided for in the Acceptable Plan;

(xiv) without the consent of the Company, not directly or indirectly arrange, fund, participate in, or consent to any exit facility or other financing, rights offering, or issuance of debt or equity securities in connection with any reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring of the Company (through a plan of reorganization or otherwise) other than in connection with the Restructuring Transaction or, if applicable, the 363 Sale;

(xv) not directly or indirectly support, encourage, participate in, or consent to any reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring of the Company other than the Restructuring Transaction or, if applicable, the 363 Sale; and

(xvi) negotiate the terms of an Asset Purchase Agreement and Bid Procedures Motion on or before September 16, 2015, in accordance with the terms set forth in the Term Sheet and such other terms as the Required Backstop Parties and the Company agree; and upon the occurrence of a 363 Sale Triggering Event, support, and take all reasonable actions necessary for the implementation or consummation of the 363 Sale, including facilitating entry by the Company into an exit financing facility necessary to consummated the 363 Sale.

(b) Rights of Backstop Parties and Consenting Lenders Unaffected. As long as such actions are (A) not inconsistent with the Backstop Parties’ and the Consenting Lenders’ obligations hereunder or under the terms of the Term Sheet and (B) not intended or reasonably likely to materially delay or prevent confirmation of the Acceptable Plan or the consummation of the Restructuring Transaction or, if applicable, the 363 Sale, nothing contained herein shall (i) limit the ability of a Backstop Party or Consenting Lender to consult with other Backstop Parties, Consenting Lenders, or the Company, (ii) limit the rights of a Backstop Party or Consenting Lender under any applicable bankruptcy, insolvency, foreclosure, or similar proceeding, including, without limitation, appearing and being heard as a party in interest; (iii) limit the ability of a Backstop Party or Consenting Lender to sell or enter into any transactions in connection with its Second Lien Loan Claims; or (iv) limit the rights of a Backstop Party or Consenting Lender under the Second Lien Credit Agreement or constitute a waiver or amendment of any provision of the Second Lien Credit Agreement, subject to the terms of Section 5(a) hereof.

(c) Transfers. Each Consenting Lender agrees that, for the duration of the Restructuring Support Period, such Consenting Lender shall not sell, transfer, loan, issue, pledge, hypothecate, assign, or otherwise dispose of (including by participation), directly or indirectly, in whole or in part, any of its Second Lien Loans or Second Lien Loan Claims (collectively, “Transfer”), unless the transferee thereof either (i) is a Consenting Lender or (ii) prior to such Transfer, agrees in writing for the benefit of the other Parties to become a Consenting Lender and to be bound by all of the terms of this Agreement (including with respect to any and all claims or interests it already may hold against or in the Company prior to such Transfer) by executing the joinder in the form attached hereto as Exhibit E (the “Joinder Agreement”), and delivering an executed copy thereof, within two (2) business days of closing of such Transfer, to Kirkland and Willkie, in which event (x) the transferee (including a Consenting Lender transferee, if applicable) shall be deemed to be a Consenting Lender hereunder with respect to such transferred rights, claims, and obligations and (y) the transferor shall be deemed to relinquish its rights and claims (and be released from its obligations) under this Agreement with respect to such transferred rights, claims, and obligations. Each Consenting Lender agrees that any Transfer of Second Lien Loans or Second Lien Loan Claims that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Company and each other Consenting Lender shall have the right to enforce the voiding of such Transfer. Notwithstanding anything contained herein to the contrary, during the Restructuring Support Period, a Consenting Lender may Transfer any or all of its Second Lien Loans or Second Lien Loan Claims to any entity that, as of the date of the Transfer, controls, is controlled by or is under common control with such Consenting Lender; provided that such entity shall automatically be subject to the terms of this Agreement and deemed a Party hereto and shall execute a Joinder Agreement hereto.

(d) Qualified Marketmaker Exception. Notwithstanding anything herein to the contrary, (A) any Consenting Lender may Transfer (by purchase, sale, assignment, participation or otherwise) any right, title or interest in such Second Lien Loan Claims against the Debtors to an entity that is acting in its capacity in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker be or become a Consenting Lender; provided that the Qualified Marketmaker subsequently Transfers (by purchase, sale, assignment, participation or otherwise) the right, title or interest in such Second Lien Loan Claims against the Debtors to a transferee that is or becomes a Consenting Lender by executing a Joinder Agreement and (B) to the extent that a Consenting Lender is acting in its capacity as a Qualified Marketmaker, it may transfer (by purchase, sale, assignment, participation or otherwise) any right, title or interest in such Second Lien Loan Claims against the Debtors that the Qualified Marketmaker acquires from a holder of the Second Lien Loan Claims that is not a Consenting Lender, without the requirement that the transferee be or become a Consenting Lender.

(e) Additional Claims. To the extent that any Backstop Party or Consenting Lender (a) acquires additional Second Lien Loans or (b) holds or acquires any other claims against the Company, each such Backstop Party or Consenting Lender agrees that such obligations shall be subject to this Agreement and that, for the duration of the Restructuring Support Period, it shall vote (or cause to be voted) any such additional claims in a manner consistent with Section 5(a) hereof.

6. Agreements of the Sponsors. Each of the Sponsors agree that, so long as this Agreement has not been terminated in accordance with its terms, unless (a) otherwise expressly permitted or required by this Agreement or the Term Sheet, (b) any of the employees, directors, and officers of the Sponsors, in their capacity as a member, director, or officer of the Company, take any alternative action consistent with the Company’s fiduciary duties pursuant to Section 29 herein, or (c) otherwise consented to in writing by the Required Lenders and the Required Backstop Parties, the Sponsors shall do the following:

(a) support, and use reasonable best efforts to take all actions necessary or reasonably requested by the Company to facilitate the Solicitation, confirmation and consummation of the Acceptable Plan and the Restructuring Transaction;

(b) not pledge, encumber, assign, sell or otherwise transfer, including by the utilization of a worthless stock deduction, offer or contract to pledge, encumber, assign, sell, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any of its shares, stock, or other interests in the Company to the extent it will impair any of the Company’s tax attributes;

(c) support, and use reasonable best efforts to support the Company in meeting and complying with the Milestones;

(d) not assert any claims or any kind of priority against the Company in the Chapter 11 Cases (provided, that each Sponsor Released Party shall have the right to file a proof of claim in the Chapter 11 Cases in compliance with the bar date to preserve its right to assert its claims if this Agreement terminates in accordance with its terms);

(e) upon the occurrence of a 363 Sale Triggering Event, support and use reasonable best efforts to take all actions necessary or reasonably requested by the Company to facilitate the implementation or consummation of the 363 Sale;

(f) support and consent to the release, discharge, exculpation, and injunction provisions contained in the Acceptable Plan;

(g) except as otherwise contemplated in the exercise of their fiduciary duties pursuant to Section 29 herein, not directly or indirectly (i) consent to, encourage, or participate in any discussions regarding the negotiation or formulation of any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for any of the Company other than pursuant to the Acceptable Plan; (ii) take any other action that is inconsistent with, or that would delay or obstruct the proposal, Solicitation, confirmation, or consummation of the Acceptable Plan, including engaging in any legal proceeding to object to, or interfere with, acceptance or implementation of the Restructuring Transaction in accordance with the Acceptable Plan; or (iii) otherwise support any plan or sale process proposed by any entity other than the Company following the entry of an order in the Chapter 11 Cases terminating the Company’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code that is inconsistent with this Agreement and the Term Sheet; and

(h) comply with all of its obligations under this Agreement (including the Term Sheet).

7. Agreements of the Company.

(a) Affirmative Covenants. The Company agrees that, so long as this Agreement has not been terminated in accordance with its terms, unless (x) otherwise expressly permitted or required by this Agreement (including, without limitation, Section 29) or the Term Sheet, or (y) otherwise consented to in writing by the Required Lenders and/or the Required Backstop Parties, as applicable, and, consistent with the Sponsors Consent Right, the Sponsors, the Company shall, and shall cause each of its direct and indirect subsidiaries to, directly or indirectly, do the following:

(i) file with the Bankruptcy Court on the Petition Date the First Day Pleadings, the DIP/Cash Collateral Motion, the Backstop Motion, the Bid Procedures Motion, the Acceptable Plan and Disclosure Statement, and the Disclosure Statement Motion;

(ii) use reasonable best efforts to obtain approval of the DIP/Cash Collateral Motion on an interim basis by entry of an order of the Bankruptcy Court as soon as reasonably practicable and in no event later than the date that is three (3) business days after the Petition Date;

(iii) use reasonable best efforts to obtain approval on a final basis of the DIP/Cash Collateral Motion by entry of an order of the Bankruptcy Court (which order shall be in form and substance reasonably acceptable to the Required Lenders, the Backstop Parties (or, so long as all Backstop Parties are offered the opportunity to participate on a pro rata basis (in accordance with their respective Backstop Party Allocations) on the same economic terms, the Required Backstop Parties), and, consistent with the Sponsors Consent Right, the Sponsors), as soon as reasonably practicable and in no event later than the date that is sixty (60) days after approval of the DIP/Cash Collateral Motion on an interim basis;

(iv) obtain entry of the Backstop Order, the Disclosure Statement Order and the Bid Procedures Order by the Bankruptcy Court by the Initial Orders Outside Date;

(v) commence Solicitation no later than October 30, 2015.

(vi) obtain entry by the Bankruptcy Court of the Confirmation Order (expressly approving the Release) no later than December 1, 2015, or such later date as the Company and the Required Backstop Parties agree, each acting in its sole discretion;

(vii) negotiate and finalize an agreement to effectuate the Amended RBL Facility by October 15, 2015;

(viii) upon the occurrence of a 363 Sale Triggering Event, support, and take all reasonable actions necessary for the implementation and consummation of the 363 Sale;

(ix) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the transactions contemplated herein, negotiate in good faith appropriate additional or alternative provisions to address any such impediment;

(x) comply with all of its obligations under this Agreement (including the Term Sheet) unless compliance is waived in writing by the Required Backstop Parties, and, consistent with the Sponsors Consent Right, the Sponsors;

(xi) (A) support and take all reasonable actions necessary or reasonably requested by the Backstop Parties and Consenting Lenders to facilitate the Restructuring Transaction, including the solicitation, confirmation, and consummation of the Acceptable Plan or, if applicable, the 363 Sale, (B) not take any action that is inconsistent with, or that would delay or impede the Restructuring Transaction, including, without limitation, solicitation, confirmation, or consummation of the Acceptable Plan, or, if applicable, the 363 Sale and (C) support the releases (including the Release) and exculpation, injunction, and discharge provisions provided for in the Term Sheet, this Agreement, and the Acceptable Plan or, if applicable, in connection with the 363 Sale;

(xii) maintain their good standing under the laws of the state or other jurisdiction in which they are incorporated or organized;

(xiii) timely file a formal written objection to any motion filed with the Bankruptcy Court by any party seeking the entry of an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or (C) dismissing the Chapter 11 Cases;

(xiv) timely file a formal written response in opposition to any motion or objection filed with the Bankruptcy Court by any party objecting to the DIP/Cash Collateral Motion;

(xv) timely file a formal written objection to any motion filed with the Bankruptcy Court by any party seeking the entry of an order modifying or terminating the Exclusive Periods;

(xvi) promptly notify the Consenting Lenders in writing of any governmental or third party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened); and

(xvii) comply in all respects with the covenants contained in the DIP/Cash Collateral Order.

(b) Negative Covenants. The Company agrees that, so long as this Agreement has not been terminated in accordance with its terms and unless, (x) otherwise expressly permitted or required by this Agreement or the Term Sheet, or (y) otherwise consented to in writing by the Required Lenders and/or the Required Backstop Parties, as applicable, and, consistent with the Sponsors Consent Right, the Sponsors, the Company shall not, and shall cause each of its direct and indirect subsidiaries not to, directly or indirectly, do or permit to occur any of the following:

(i) (A) object to or otherwise commence any proceeding opposing any of the terms of this Agreement (including the Term Sheet) or the Disclosure Statement, or (B) commence any proceeding or prosecute, join in, or otherwise support any action to oppose, object to, or delay entry of the Disclosure Statement Order, or the Solicitation, confirmation, or consummation of the Acceptable Plan; provided that, upon the occurrence of the 363 Sale Triggering Event, the Company shall no longer be obligated to pursue confirmation of the Acceptable Plan;

(ii) take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval and consummation of transactions described in, this Agreement (including the Term Sheet) or the Acceptable Plan;

(iii) modify the Acceptable Plan, in whole or in part, in a manner that is not consistent with this Agreement or the Term Sheet and has not been agreed to by the Required Lenders and the Required Backstop Parties and the Sponsors (solely with respect to the Sponsors Consent Right);

(iv) withdraw or revoke the Acceptable Plan or publicly announce its intention not to pursue the Acceptable Plan;

(v) file any motion, pleading, or other Definitive Documentation with the Bankruptcy Court (including any modifications or amendments thereof) that, in whole or in part, is not consistent in any material respect with this Agreement, the Term Sheet, or the Acceptable Plan and is not otherwise reasonably satisfactory in all respects to the Required Lenders, the Required Backstop Parties and, consistent with the Sponsors Consent Right, the Sponsors;

(vi) commence an avoidance action or other legal proceeding that challenges the validity, enforceability, or priority of the Second Lien Loan Claims, or otherwise affects the rights of the Consenting Lenders (solely in their capacity as holders of the Second Lien Loans);

(vii) incur or suffer to exist any indebtedness, except indebtedness existing and outstanding immediately prior to the date hereof, trade payables, and liabilities arising and incurred in the ordinary course of business, and indebtedness arising under or permitted by the DIP/Cash Collateral Order; and

(viii) incur any liens or security interests, except in the ordinary course of business or as permitted under the DIP/Cash Collateral Order.

(c) Automatic Stay. The Consenting Lenders are authorized to take any steps necessary to effectuate the termination of this Agreement notwithstanding section 362 of the Bankruptcy Code or any other applicable law and no cure period contained in this Agreement shall be extended pursuant to sections 108 or 365 of the Bankruptcy Code or any other applicable law without the prior written consent of the Required Consenting Lenders.

8. 363 Sale Triggering Events

(a) 363 Sale Triggering Event. A “363 Sale Triggering Event” shall occur three (3) business days after the Company delivers written notice to the Required Lenders and Required Backstop Parties that the Requisite Consenting Lenders have failed to execute this Agreement or Joinders Agreements by October 14, 2015; provided that in the absence of Requisite Consenting Lenders support by October 14, 2015, the Company may elect to pursue both the Acceptable Plan and 363 Sale alternatives by seeking approval of both the Disclosure Statement Motion and Bidding Procedures Motion.

(b) Implementation of 363 Sale Upon Occurrence of the 363 Sale Triggering Event.

(i) Effect of 363 Sale Triggering Event. Upon the occurrence of the 363 Sale Triggering Event, the Sponsors, Backstop Parties, and Consenting Lenders shall continue to support the Acceptable Plan; further, each of the Parties shall support a 363 Sale pursuant to Sections 4(a), 5(a), and 6(a) herein, as applicable.

(ii) Consenting Lenders and Backstop Parties’ Obligations After Occurrence of the 363 Sale Triggering Event. Upon the occurrence of the 363 Sale Triggering Event, the Consenting Lenders and Backstop Parties agree that the Company may commence an auction process pursuant to section 363 of the Bankruptcy Code and in compliance with the Milestones set forth in Exhibit C, and pursuant to an order that includes the release, injunction, and exculpation provisions contemplated by the Acceptable Plan (a “363 Sale”). The Backstop Parties will act as the stalking horse bidder through the commitments set forth in the Term Sheet. The Company and the Backstop Parties shall negotiate a proposed Asset Purchase Agreement and related bid procedures on or before September 16, 2015 (which terms shall include, at a minimum, the terms set forth in Appendix C to the Term Sheet (including, for the avoidance of doubt, the right of the Second Lien Lenders to credit bid the Second Lien Loan Claims) and economic terms no less favorable to the Backstop Parties than those set forth in the Term Sheet with respect to the Backstop Commitments in respect of the Rights Offering). The Company shall file the Bid Procedures Motion by September 16, 2015. The Company, the Backstop Parties, and any Consenting Lenders shall use reasonable best efforts to cause any order entered by the Bankruptcy Court approving the sale of the Company’s assets to the Backstop Parties, to the extent available under applicable law, to include the release, injunction, and exculpation provisions contemplated under the Acceptable Plan, it being understood that the Parties’ respective obligations under this Agreement (other than those of the Sponsors) shall not be terminated or waived if the Bankruptcy Court declines to include the release, injunction, and exculpation provisions in any such order.

(iii) Sponsor’s Obligations After Occurrence of the 363 Sale Triggering Event. Upon the occurrence of the 363 Sale Triggering Event, the Sponsors shall use reasonable best efforts to support and facilitate entry by the Bankruptcy Court of an order approving a sale of the Company’s assets; provided that all of the Sponsors’ remaining obligations hereunder shall terminate if the Bankruptcy Court declines to include the Release, injunction, insurance, and exculpation provisions contemplated by the Acceptable Plan in the order approving the 363 Sale.

(iv) Company’s Obligations After Occurrence of the 363 Sale Triggering Event. Upon the occurrence of the 363 Sale Triggering Event, the Company agrees that it may commence a 363 Sale. The auction process will be run in accordance with the Bidding Procedures Order. For the avoidance of doubt, the Company may continue to pursue confirmation of an Acceptable Plan even after the commencement of any auction process related to a 363 Sale with the consent of the Required Backstop Parties.

(v) Credit Bid. For the avoidance of doubt, no 363 Sale shall occur unless the Consenting Lenders and the Backstop Parties are permitted to credit bid (or direct the Second Lien Agent to credit bid) the Second Lien Loan Claims in connection with the 363 Sale.

9. Termination of Agreement.

(a) Consenting Lender Termination Events. The Consenting Lenders (including the Backstop Parties) may terminate this Agreement upon five (5) business days written notice (the “Termination Notice”) delivered in accordance with Section 26 hereof, at any time after the occurrence of, and during the continuation of, any of the following events (the “Lender Termination Events”), unless waived in writing by the Required Lenders and the Required Backstop Parties provided that, in the event this Agreement is terminated pursuant to section 9(a)(i), 9(a)(v), 9(a)(vi), or 9(a)(vii), the Company shall pay the Break Up Fee to the Backstop Parties::

(i) the breach by the Company of any of its obligations, representations, warranties, or covenants set forth in this Agreement in any material respect, which breach (if curable) remains uncured for a period of five (5) consecutive business days after the receipt by the Company of written notice of such breach from the Required Lenders and the Required Backstop Parties; provided that the Break Up Fee shall only be payable in the event of an intentional breach of this Agreement by the Company;

(ii) the issuance, promulgation, or enactment by any governmental entity, including any regulatory or licensing authority or court of competent jurisdiction (including, without limitation, the Bankruptcy Court), of any statute, regulation, ruling or order declaring this Agreement or any material portion hereof to be unenforceable or enjoining or otherwise restricting the consummation of a material portion of the Restructuring Transaction (including with respect to the regulatory approvals or tax treatment contemplated by the Restructuring Transaction), which action (if curable) remains uncured for a period of five (5) consecutive business days after the receipt by the Company and the Consenting Lenders of written notice of such event;

(iii) a trustee under section 1104 of the Bankruptcy Code, or an examiner (with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) shall have been appointed in the Chapter 11 Cases;

(iv) the Chapter 11 Cases are converted to cases under chapter 7 of the Bankruptcy Code, or the Chapter 11 Cases are dismissed, in each case, by order of the Bankruptcy Court, which order has not been stayed;

(v) if any of the Definitive Documentation necessary to effectuate the Restructuring Transaction or, if applicable, the 363 Sale (including any amendment or modification thereof, whether due to an order of the Bankruptcy Court or otherwise) filed with the Bankruptcy Court contains terms and conditions that are not materially consistent with this Agreement or shall otherwise not be on terms reasonably acceptable to the Required Backstop Parties (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail), and such material inconsistency remains uncured for a period of five (5) consecutive business days after the receipt by the Company and the Consenting Lenders of written notice of such material inconsistency;

(vi) the Company or any of its affiliates files any motion or pleading with the Bankruptcy Court that is not substantially consistent with this Agreement and such motion or pleading has not been withdrawn within two (2) business days of the Company’s (or the applicable filing party’s) receiving written notice from the Requisite Consenting Lenders that such motion or pleading is materially inconsistent with this Agreement, unless such motion or pleading does not seek, and could not result in, relief that would have any adverse impact on the interests of the holders of the Second Lien Loan Claims in connection with the Restructuring Transaction;

(vii) the Company executes a letter of intent (or similar document) stating its intention to pursue an Alternative Proposal, in which case the Break Up Fee will be earned upon execution of such letter of intent (or similar document) and payable as an allowed administrative expense priority claim;

(viii) other than pursuant to any relief sought by the Company that is not materially inconsistent with its obligations hereunder, the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of the Company having an aggregate fair market value in excess of $10,000,000 without the written consent of the Required Lenders and the Required Backstop Parties;

(ix) the Company fails to satisfy or comply with any Milestone; provided, however, that the failure of the Requisite Consenting Lenders to execute this Agreement or Joinder Agreements by October 14, 2015 shall not constitute a Lender Termination Event;

(x) the Company commences an action to challenge the validity or priority of, or to avoid, the liens on any asset or assets comprising any material portion of the collateral securing the Second Lien Loan Claims; or

(xi) the failure to satisfy any of the conditions to effectiveness set forth in the Acceptable Plan by the deadlines set forth in the Acceptable Plan unless otherwise waived by the Required Lenders and the Required Backstop Parties.

(b) Additional Backstop Parties Termination Events. In addition to the termination rights upon the occurrence of any Lender Termination Event, (i) each Backstop Party shall have the right to terminate this Agreement upon delivery of a Termination Notice in the event that the Backstop Order has not been entered by the Initial Orders Outside Date, and (ii) the Required Backstop Parties shall have the right to terminate this Agreement upon delivery of a Termination Notice in the event that any other condition to the Backstop Commitment set forth in Section 4(f) hereof is not satisfied.

(c) Company Termination Events. The Company may terminate this Agreement as to all Parties upon delivery of a Termination Notice in accordance with Section 26 hereof, upon the occurrence of any of the following events (the “Company Termination Events”):

(i) the breach by any Party other than the Company or its affiliates of any of the obligations, representations, warranties, or covenants of such Party set forth in this Agreement in any respect that materially and adversely affects the Company’s interests in connection with the Restructuring Transaction, which breach remains uncured for a period of five (5) consecutive business days after the receipt by such breaching Party from the Company of written notice of such breach;

(ii) the issuance, promulgation, or enactment by any governmental entity, including any regulatory or licensing authority or court of competent jurisdiction, of any statute, regulation, ruling or order declaring this Agreement or any material portion hereof to be unenforceable or enjoining or otherwise restricting the consummation of a material portion of the Restructuring Transaction (including with respect to the regulatory approvals or tax treatment contemplated by the Restructuring Transaction), which action remains uncured for a period of five (5) consecutive business days after the receipt by the Company and the Consenting Lenders of written notice of such event;

(iii) the Board of the Company terminates this Agreement in accordance with Section 29 hereof;

(iv) any Party other than the Company or its affiliates files any motion or pleading with the Bankruptcy Court that is not substantially consistent with this Agreement and such motion or pleading has not been withdrawn or corrected within seven (7) business days of such Party receiving written notice from the Company that such motion or pleading is materially inconsistent with this Agreement;

(v) the Court does not approve relief necessary to comply with any Milestone, including, without limitation, approval of the backstop fees requested in the Backstop Motion; or

(vi) Consenting Lenders holding, own, control, or have entered into binding contracts to purchase at least 51 percent in the aggregate of all outstanding Second Lien Loan Claims have not executed this Agreement or Joinder Agreements by October 14, 2015.

(d) Sponsors Termination Event. The Sponsors may terminate this Agreement only as to the Sponsors’ obligations hereunder upon delivery of a Termination Notice in accordance with Section 26 hereof, upon the earliest of (i) the Bankruptcy Court indicating, whether in connection with the approval of the Disclosure Statement, any plan of reorganization, the 363 Sale or otherwise, that it will not approve the Release, (ii) the entry of an order by the Bankruptcy Court denying confirmation of the Acceptable Plan, and (iii) a Release Revocation Event (the “Sponsors Termination Events” and, together with the Company Termination Events and the Lender Termination Events, the “Termination Events”).

(e) Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated at any time by mutual written agreement among the Company, the Required Lenders, and the Required Backstop Parties.

(f) Effect of Termination. Upon the termination of this Agreement in accordance with this Section 9, except as provided in Section 20 herein, this Agreement shall forthwith become void and of no further force or effect and each Party shall, except as otherwise expressly provided in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law, the Second Lien Loans, the Second Lien Credit Agreement, or any ancillary documents or agreements thereto. Upon termination of this Agreement, at any time prior to the expiration of the deadline for voting on the Acceptable Plan (and otherwise in compliance with the terms of the Solicitation), a Consenting Lender may, upon written notice to the Company and the other Parties, revoke its vote or any consents given by such Consenting Lender prior to such termination, whereupon any such vote or consent shall be deemed, for all purposes, to be null and void ab initio and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement. If this Agreement has been terminated in accordance with its terms at a time when permission of the Bankruptcy Court shall be required for a Consenting Lender to change or withdraw (or cause to change or withdraw) its vote to accept the Acceptable Plan, the Company shall not oppose any attempt by such Consenting Lender to change or withdraw (or cause to change or withdraw) such vote at such time, subject to only those remedies available to the Company set forth in Section 19. The Consenting Lenders shall have no liability to the Company or to one another on account of any termination of this Agreement in accordance with the terms of this Section 9 that was (if challenged) found by a court of competent jurisdiction to be validly exercised.

10. Good Faith Cooperation; Further Assurances; Acknowledgement. The Parties shall cooperate with one another in good faith and shall coordinate their activities (to the extent practicable and subject to the terms hereof) in respect of (a) all matters relating to their rights hereunder in respect of the Company or otherwise in connection with their relationship with the Company, and (b) all matters concerning the pursuit and support of, as well as the implementation of, the Restructuring Transaction (including confirmation of the Acceptable Plan) or, if applicable, the 363 Sale as well as the negotiation, drafting, execution and delivery of the Definitive Documents. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary to carry out the purposes and intent of this Agreement, including making and filing any required governmental or regulatory filings and voting any claims against or securities of the Company in favor of the Acceptable Plan, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement. This Agreement is not, and shall not be deemed, a solicitation for consents to the Acceptable Plan or a solicitation to tender or exchange of any of the Second Lien Loans. Each of the Parties hereto agrees that the commitment of the Backstop Parties to provide the New Money Investment is a binding and enforceable agreement (including an obligation to negotiate in good faith as set forth herein); it being acknowledged and agreed that the purchase or funding, as applicable, of the New Money Investment is subject to the applicable conditions as specified herein. Each of the Parties hereto agrees that this Agreement is binding on the Company and that it is the Company’s intention to assume this Agreement on the Effective Date pursuant to the Acceptable Plan.

11. Definitive Documentation. Each Party hereby covenants and agrees (a) to negotiate in good faith the Definitive Documentation and (b) to execute (to the extent such Party is a party thereto) and otherwise support the Definitive Documentation, as applicable. For the avoidance of doubt, each Party agrees to (i) act in good faith and use commercially reasonable efforts to support and complete successfully the implementation of the Term Sheet and the Acceptable Plan in accordance with the terms of this Agreement, (ii) do all things reasonably necessary and appropriate in furtherance of consummating the Restructuring Transaction (or, if applicable, the 363 Sale) in accordance with, and within the time frames contemplated by, this Agreement and the Term Sheet and (iii) act in good faith and use commercially reasonable efforts to consummate the Restructuring Transaction (or, if applicable, the 363 Sale) as contemplated by this Agreement and the Term Sheet.

12. Representations and Warranties.

(a) Each Party severally (and not jointly) represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Consenting Lender or Backstop Party becomes a party hereto):

(i) such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated under this Agreement and the Term Sheet and perform its obligations contemplated under this Agreement and the Term Sheet, and the execution and delivery of this Agreement and the performance of such Party’s obligations under this Agreement and the Term Sheet have been duly authorized by all necessary corporate, limited liability company, partnership, or other similar action on its part;

(ii) the execution, delivery, and performance by such Party of this Agreement does not and will not (A) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party, other than breaches that arise from the filing of the Chapter 11 Cases;

(iii) the execution, delivery, and performance by such Party of this Agreement does not and will not require any registration or filing with, consent, or approval of, or notice to, or other action to, with or by, any federal, state, or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the Chapter 11 Cases, the Acceptable Plan, and the Disclosure Statement; and

(iv) this Agreement is the legally valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

(b) Each Consenting Lender severally (and not jointly) represents and warrants to the Company that, as of the date hereof (or as of the date such Consenting Lender becomes a party hereto), such Consenting Lender (i) is the beneficial owner of the aggregate principal amount of Second Lien Loans set forth below its name on the signature page hereof (or below its name on the signature page of the applicable Joinder Agreement), and/or (ii) has (A) sole investment or voting discretion with respect to such Second Lien Loans, (B) full power and authority to vote on and consent to matters concerning such Second Lien Loans or to exchange, assign, and transfer such Second Lien Loans, or (C) full power and authority to bind or act on the behalf of, the beneficial owner(s) of such Second Lien Loans.

(c) Each Consenting Lender severally (and not jointly) represents and warrants to the Company that such Consenting Lender has made no prior Transfer of, and has not entered into any agreement to Transfer, in whole or in part, any portion of its right, title, or interests in any Second Lien Loans that are inconsistent with the representations and warranties of such Consenting Lender herein or would render such Consenting Lender otherwise unable to comply with this Agreement and perform its obligations hereunder.

13. Release.

(a) On the Agreement Effective Date, subject in all respects solely to Section 14 herein, (x) each Consenting Lender and each Backstop Party, on behalf of itself and its predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals (collectively, the “Consenting Lender and Backstop Releasing Parties”), expressly, unconditionally, generally and individually and collectively releases, acquits and discharges (i) each Sponsor; (ii) each Sponsor’s respective predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and each of such entities’ respective current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals of each Sponsor; (iii) the current and former Sponsor-appointed directors of the Company and its subsidiaries ((i) through (iii), collectively, the “Sponsor Released Parties”); and (iv) the current officers and directors of the Company and its subsidiaries ((i) through (iv), collectively, the “Released Parties”) and (y) each Sponsor (in any and all capacities relating to the Company), on behalf of itself and its predecessors, successors and assigns, subsidiaries, affiliates (except the Company), managed accounts or funds, current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals (collectively, the “Sponsor Releasing Parties”), expressly, unconditionally, generally and individually and collectively releases, acquits and discharges the other Sponsors, the other applicable Released Parties, and the Consenting Lenders and Backstop Releasing Parties from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Company, any claims asserted or assertable on behalf of any holder of any claim against or interest in the Company and any claims asserted or assertable on behalf of any other entity, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereinafter arising, in law, equity, contract, tort or otherwise, by statute or otherwise, that such Sponsor Releasing Parties and Consenting Lender and Backstop Releasing Parties (whether individually or collectively), ever had, now has or hereafter can, shall or may have, based on or relating to, or in any manner arising from, in whole or in part, the Company (including without limitation, the purchase, sale, rescission, or any other transaction relating to any security of the Company, or any other transaction or other arrangement with the Company whether before or during the Restructuring Transaction) the negotiation, formulation or preparation of the Restructuring Transaction, the Acceptable Plan, the Plan Supplement, the Disclosure Statement or any related agreements, except for any act or omission that constitutes fraud, gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction; provided, however, that nothing in the foregoing shall result in any of the Company’s officers and directors waiving any indemnification claims against the Company or any of its insurance carriers or any rights as beneficiaries of any insurance policies, which indemnification obligations and insurance policies shall be assumed by the Reorganized Company.

(b) On the Agreement Effective Date, subject in all respects solely to Section 14 herein, the Company, on behalf of itself and its predecessors, successors and assigns, subsidiaries, affiliates, current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals (collectively, the “Company Releasing Parties”, and together with Consenting Lender, Backstop Releasing Parties, and the Sponsor Releasing Parties, the “Releasing Parties”), expressly, unconditionally, generally and individually and collectively releases, acquits and discharges the Released Parties from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Company, any claims asserted or assertable on behalf of any holder of any claim against or interest in the Company and any claims asserted or assertable on behalf of any other entity, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereinafter arising, in law, equity, contract, tort or otherwise, by statute or otherwise, that such Company Releasing Party (whether individually or collectively), ever had, now has or hereafter can, shall or may have, based on or relating to, or in any manner arising from, in whole or in part, the Company, the Company’s restructuring, the purchase, sale or rescission of the purchase or sale of any security of the Company, the subject matter of, or the transactions or events giving rise to, any claim or interest that is affected by or classified in the Acceptable Plan, the business or contractual arrangements between the Company and the Consenting Lenders or the Sponsors, the restructuring of claims and interests before or during the Restructuring Transaction, the negotiation, formulation or preparation of the Acceptable Plan, the Plan Supplement, the Disclosure Statement or any related agreements, any asset purchase agreement, instruments or other documents and any other act or omission, transaction, agreement, event or other occurrence relating to the Company taking place or any actions in any way related to Company or the Restructuring Transaction arising on or before the execution of this Agreement, except for any act or omission that constitutes fraud, gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction; provided, however, that nothing in the foregoing shall result in any of the Company’s officers and directors waiving any indemnification claims against the Company or any of its insurance carriers or any rights as beneficiaries of any insurance policies, which indemnification obligations and insurance policies shall be assumed by the Reorganized Company.

(c) Each of the Releasing Parties knowingly grants the Release notwithstanding that each Releasing Party may hereafter discover facts in addition to, or different from, those which either such Releasing Party now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and each Releasing Party expressly waives any and all rights that such Releasing Party may have under any statute or common law principle which would limit the effect of the Release to those claims actually known or suspected to exist as of before the Agreement Effective Date.

(d) In the event that any third party, trustee, debtor in possession, creditor, estate, creditors’ committee, or similar entity is successful in pursuing any claim, cause of action, or litigation against any Releasing Party with respect to any claims released pursuant to the Release, each Releasing Party agrees that it shall not recover any funds received, awarded, or arising from settlement, judgment or other resolution of such actual or threatened claim, cause of action or litigation, and shall assign any such recoveries to, and hold them in trust for, such Releasing Party.

(e) In connection with their agreement to the foregoing Release, the Releasing Parties knowingly and voluntarily waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

(f) Each of the Releasing Parties hereby represents and warrants that it has access to adequate information regarding the terms of this Agreement, the scope and effect of the Release, and all other matters encompassed by this Agreement to make an informed and knowledgeable decision with regard to entering into this Agreement. Each of the Releasing Parties further represents and warrants that it has not relied upon any other Party in deciding to enter into this Agreement and has instead made its own independent analysis and decision to enter into this Agreement.

14. Revocation of Release.

(a) Revocation Notice. At any time prior to the Effective Date of the Acceptable Plan or dismissal or conversion of the Chapter 11 Cases, the Release provided in Section 13(a) shall be deemed revoked if any Party receives a notice from any other Party (each, a “Release Revocation Notice”) of the occurrence of a “Release Revocation

Event” (as defined herein) and the recipient(s) of the Release Revocation Notice fails to cure such Release Revocation Event within five (5) business days of receipt of such Release Revocation Notice (the “Revocation Cure Period”) or such Release Revocation Notice is not otherwise rescinded; provided that in the event the recipient(s) of a Release Revocation Notice disputes either the occurrence of a Release Revocation Event or the failure of the recipient(s) to cure the Release Revocation Event within the Revocation Cure Period, such recipient(s) shall have ten (10) days from the expiration of the Revocation Cure Period to seek a determination by the Bankruptcy Court as to whether a Release Revocation Event occurred and was not cured within the Revocation Cure Period.

(b) Release Revocation Event. For the purposes of this Agreement, a “Release Revocation Event” means any of the following:

(i) any Releasing Party breaches any representation, warranty, covenant, or other provision of this Agreement or the Term Sheet provided that, for the avoidance of doubt, in such eventuality, the Release will be terminated solely with respect to the breaching Releasing Party;

(ii) any Sponsor seeks additional consideration on account of its equity interests other than the Releases;

(iii) the Chapter 11 Cases shall have been converted to cases under chapter 7 of the Bankruptcy Code, or the Chapter 11 Case of Samson shall have been dismissed by a Final Order; and

(iv) the Bankruptcy Court confirms any plan of reorganization for the Company that is not either (A) an Acceptable Plan, or (B) a plan or sale transaction that (x) implements a transaction with the Backstop Parties containing the economic terms for the Backstop Parties on which the Backstop Parties committed and is otherwise consistent with the Term Sheet in material respects, or (y) in the case of a plan, has been accepted by more than one half in number of the Second Lien Lenders voting on such plan, which accepting Second Lien Lenders collectively hold at least two thirds in amount of the Second Lien Loans held by the Second Lien Lenders voting on such plan (or, in the case of a sale, sufficient Second Lien Loan Claims necessary to direct the Second Lien Agent to act in connection with such sale).

(c) Effect of Revocation of Release. Revocation of the Release in Section 13(a) before the Effective Date of the Acceptable Plan, or dismissal or conversion of the Chapter 11 Cases shall result in a full and complete restoration of any and all claims, liabilities, and/or causes of action released pursuant to Section 13(a) of this Agreement, and such Release shall be void ab initio; nothing herein shall thereafter impair or otherwise waive the rights of any Releasing Party to assert such claims, liabilities, and/or causes of action. For the avoidance of doubt, the occurrence of a Release Revocation Event shall not in any way impair the Release of the Sponsor Released Parties set forth in Section 13(b), which shall remain in effect so long as the Sponsors continue to comply with their obligations pursuant to Section 6 hereof.

(d) For the avoidance of doubt, the occurrence of any Termination Event set forth in Section 9 hereof shall not in any way impair the Release set forth in Section 13(a) and (b) unless such Termination Event also constitutes a Release Revocation Event pursuant to Section 14(b) hereof, in which case this Section 14 shall control.

15. Amendments and Waivers. This Agreement, including any exhibits or schedules hereto, may not be modified, amended or supplemented except in a writing signed by the Company, the Required Lenders, the Required Backstop Parties, and, subject to the Sponsors Consent Right, the Sponsors; provided that any waiver, modification, amendment or supplement to this Section 15 shall require the written consent of all of the Parties; provided, further, that any modification, amendment or change to the definition of Required Backstop Parties, Required Lenders or Requisite Consenting Lenders shall require the written consent of each Backstop Party and/or Consenting Lender included in such definition and the Sponsors (subject to the Sponsors Consent Right); and provided, further, that any waiver, change, modification or amendment to this Agreement or the Term Sheet that disproportionately adversely affects the economic recoveries or treatment of any Backstop Party and/or Consenting Lender compared to the recoveries set forth in this Agreement and/or the Term Sheet, may not be made without the written consent of each such disproportionately adversely affected Backstop Party and/or Consenting Lender. For the avoidance of doubt, any waiver, modification, amendment or supplement that would have the effect of (a) increasing any Backstop Party’s aggregate commitments in respect of the Backstop Commitment, (b) reallocating any Backstop Party’s Backstop Allocations as between such party’s Debt Backstop Allocation and Equity Backstop Party Allocation, or (c) extending any Backstop Party’s obligations in respect of the Backstop Commitment later than January 15, 2016, in each case, shall require the consent of such Backstop Party. The terms of the New Debt set forth in the Term Sheet cannot be modified without the consent of each Backstop Party.

16. Fees and Expenses of the Agent. The Company agrees to pay all reasonable and documented out-of-pocket fees and expenses of the Second Lien Agent (including the reasonable fees and expenses of its counsel and the financial advisor to the agent’s counsel) incurred in connection with this Agreement, the Term Sheet, the Acceptable Plan, and the Restructuring Transaction contemplated thereby.

17. Effectiveness. This Agreement shall become effective and binding when counterpart signature pages to this Agreement have been executed and delivered by each Party. Upon the Restructuring Support Effective Date, the Term Sheet shall be deemed effective for purposes of this Agreement and thereafter the terms and conditions therein may only be amended, modified, or otherwise supplemented as set forth in Section 15 above.

18. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH

WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT, DISPUTE, OR PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED THAT SUCH LEGAL ACTION, SUIT, DISPUTE, OR PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT FOR SO LONG AS THE COMPANY IS SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND WAIVE ANY OBJECTIONS AS TO VENUE OR INCONVENIENT FORUM. FOR THE AVOIDANCE OF DOUBT, NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, FOLLOWING THE COMMENCEMENT OF THE CHAPTER 11 CASES AND SO LONG AS THE BANKRUPTCY COURT HAS JURISDICTION OVER THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF THE BANKRUPTCY COURT.

(b) EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. Specific Performance/Remedies. Subject to Section 29 of this Agreement, it is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement, and each non-breaching Party shall be entitled to seek specific performance and injunctive relief as a remedy of any such breach without the necessity of proving the inadequacy of money damages as a remedy and without posting security for such relief, including seeking an order of the Bankruptcy Court requiring the breaching Party to comply promptly with its obligations hereunder.

20. Survival. Notwithstanding the termination of this Agreement pursuant to Section 9 hereof, the agreements and obligations of the Parties in Sections 4(d), 4(e), 9(d), 13, 14, 15, 16, 18, 19, 22, 23, 24, 27, and 28 hereof (and any defined terms needed for the interpretation of any such Section) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof.

21. Headings. The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

22. Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives; provided that nothing contained in this Section 22 shall be deemed to be Transfers of the Second Lien Loans or Second Lien Loan Claims other than in accordance with Section 5(c) of this Agreement. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the Restructuring Transaction contemplated hereby are consummated as originally contemplated to the greatest extent possible.

23. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.

24. Prior Negotiations; Entire Agreement. This Agreement constitutes the entire agreement of the Parties, and supersedes all other and prior agreements and all negotiations with respect to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and each Consenting Lender or Backstop Party shall continue in full force and effect.

25. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile or otherwise, which shall be deemed to be an original for the purposes of this Section 25.

26. Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

(1) If to the Company, to:
Samson Resources Corporation Two West Second Street Tulsa, OK 74103
Attention:	Andrew Kidd, General Counsel

With a copy to:
Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Phone: (212) 446-4800 Fax: (212) 446-4900
Attention:	Paul Basta, P.C. Joshua A. Sussberg, P.C. Brad Weiland
(2) If to the Sponsors:
Milbank, Tweed, Hadley & McCloy LLP 28 Liberty Street New York, NY 10005 Phone: (212) 530-5000 Fax: (212) 530-5219
Attention:	Dennis Dunne Samuel A. Khalil Albert A. Pisa

(2) If to a Consenting Lender, or a transferee thereof, or a Backstop Party, to the addresses or facsimile numbers set forth below following the Consenting Lender’s or Backstop Party’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Phone: (212) 728-8000 Fax: (212) 728-8111
Attention:	Margot B. Schonholtz Ana Alfonso

Any notice given by delivery, mail, or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

27. Reservation of Rights; No Admission. Except as expressly provided in this Agreement and in any permitted amendment hereof, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including, without limitation, its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in any bankruptcy case filed by the Company or any of its affiliates and subsidiaries. Except as expressly provided in this Agreement and in any permitted amendment hereof, if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. This Agreement and the Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

28. Relationship Among Parties. It is understood and agreed that no Consenting Lender has any duty of trust or confidence of any kind or form with any other Consenting Lender as a result of this Agreement, and, except as expressly provided in this Agreement, there are no commitments among or between them. In this regard, it is understood and agreed that any Consenting Lender may trade in the Second Lien Loans or other debt or equity securities of the Company without the consent of the Company or any other Consenting Lender, subject to applicable securities laws and the terms of this Agreement; provided that no Consenting Lender shall have any responsibility for any such trading to any other entity by virtue of this Agreement. No prior history, pattern or practice of sharing confidences among or between the Consenting Lenders shall in any way affect or negate this understanding and agreement.

29. Fiduciary Duties. Nothing in this Agreement shall prevent the Company (on behalf of itself and its subsidiaries), including any of the Sponsors’ employees, directors, and officers, each in their capacity as the Company’s director or officer, from taking or refraining from taking any action (including, without limitation, terminating this Agreement under Section 9(b)(iii)) that it determines it is obligated to take (or to refrain from taking) on behalf of itself or its subsidiaries in the discharge of any fiduciary or similar duty. The Company shall give prompt written notice of any determination made in accordance with this Section 29.

30. Representation by Counsel. Each Party acknowledges that it has been represented by, or provided a reasonable period of time to obtain access to and advice by, counsel with respect to this Agreement and the Restructuring Transaction contemplated herein. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

31. Independent Analysis. Each of the Consenting Lender hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

[Signature Pages Follow]

[Restructuring Support Agreement Signature Pages]

Samson Resources Corporation

By:	/s/ Randy L. Limbacher
	Name:	Randy L. Limbacher
	Title:	President and Chief Executive Officer

[Restructuring Support Agreement Signature Pages]

Samson Investment Company

By:	/s/ Randy L. Limbacher
	Name:	Randy L. Limbacher
	Title:	President and Chief Executive Officer

[Restructuring Support Agreement Signature Pages]

Samson Contour Energy E&P, LLC

By:	/s/ Philip W. Cook
	Name:	Philip W. Cook
	Title:	Executive Vice President and Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

Samson Holdings, Inc.

By:	/s/ Philip W. Cook
	Name:	Philip W. Cook
	Title:	Executive Vice President and Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

Samson-International, Ltd.

By:	/s/ Philip W. Cook
	Name:	Philip W. Cook
	Title:	Executive Vice President and Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

Samson Lone Star, LLC

By:	/s/ Philip W. Cook
	Name:	Philip W. Cook
	Title:	Executive Vice President and Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

Samson Resources Company

By:	/s/ Philip W. Cook
	Name:	Philip W. Cook
	Title:	Executive Vice President and Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

SGH Enterprises, Inc.

By:	/s/ Philip W. Cook
	Name:	Philip W. Cook
	Title:	Executive Vice President and Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

Geodyne Resources, Inc.

By:	/s/ Philip W. Cook
	Name:	Philip W. Cook
	Title:	Executive Vice President and Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

Samson Contour Energy Co.

By:	/s/ Philip W. Cook
	Name:	Philip W. Cook
	Title:	Executive Vice President and Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

Samson Resources Corporation
Samson Investment Company
Geodyne Resources, Inc.
Samson Contour Energy Co.
Samson Contour Energy E&P, LLC
Samson Holdings, Inc.
Samson-International, Ltd.
Samson Lone Star, LLC
Samson Resources Company
SGH Enterprises, Inc.

By:
Name:
Title:

SAMSON AGGREGATOR L.P.

By:	Samson Aggregator GP LLC

Its:	General Partner

By:	/s/ Jonathan D. Smidt

	Name:	Jonathan D. Smidt
	Title:	President

SAMSON AGGREGATOR GP LLC

By:	/s/ Jonathan D. Smidt

	Name:	Jonathan D. Smidt
	Title:	President

[Restructuring Support Agreement Signature Pages]

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Secretary

[Restructuring Support Agreement Signature Pages]

KKR 2006 FUND, L.P.
BY:	KKR ASSOCIATES 2006 L.P., ITS GENERAL PARTNER
BY:	KKR 2006 LIMITED, ITS GENERAL PARTNER

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Director

[Restructuring Support Agreement Signature Pages]

KKR SAMSON INVESTORS L.P.
BY:	KKR SAMSON INVESTORS GP LLC, ITS GENERAL PARTNER

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Secretary

[Restructuring Support Agreement Signature Pages]

KKR SAMSON INVESTORS GP LLC

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Secretary

[Restructuring Support Agreement Signature Pages]

KKR 2006 FUND (SAMSON) L.P.
BY:	KKR ASSOCIATES 2006 L.P., ITS GENERAL PARTNER
BY:	KKR 2006 LIMITED, ITS GENERAL PARTNER

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Director

[Restructuring Support Agreement Signature Pages]

KKR SAMSON SA BLOCKER L.P.
BY:	KKR ASSOCIATES SA CO-INVEST L.P., ITS GENERAL PARTNER
BY:	KKR SA CO-INVEST GP LIMITED, ITS GENERAL PARTNER

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Director

[Restructuring Support Agreement Signature Pages]

KKR FUND HOLDINGS L.P.
BY:	KKR FUND HOLDINGS GP LIMITED

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Director

[Restructuring Support Agreement Signature Pages]

KKR FUND HOLDINGS L.P.
BY:	KKR FUND HOLDINGS GP LIMITED, ITS GENERAL PARTNER

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Director

[Restructuring Support Agreement Signature Pages]

SAMSON CO-INVEST I L.P.
BY:	SAMSON CO-INVEST GP LLC, ITS GENERAL PARTNER

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Vice President

[Restructuring Support Agreement Signature Pages]

SAMSON CO-INVEST II L.P.
BY:	SAMSON CO-INVEST GP LLC, ITS GENERAL PARTNER

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Vice President

[Restructuring Support Agreement Signature Pages]

SAMSON CO-INVEST III L.P.
BY:	SAMSON CO-INVEST GP LLC, ITS GENERAL PARTNER

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Vice President

[Restructuring Support Agreement Signature Pages]

KKR PARTNERS III, L.P.
BY:	KKR III GP LLC, ITS GENERAL PARTNER

By:	/s/ William J. Janetschek

	Name:	William J. Janetschek
	Title:	Authorized signatory

[Restructuring Support Agreement Signature Pages]

OPERF CO-INVESTMENT LLC
BY:	KKR ASSOCIATES 2006 L.P., ITS GENERAL PARTNER
BY:	KKR 2006 LIMITED, ITS GENERAL PARTNER

By:	/s/ David Sorkin

	Name:	David Sorkin
	Title:	Director

[Restructuring Support Agreement Signature Pages]

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Evelyn C. Pellicone

	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

CRESTVIEW, L.L.C.

By:	/s/ Evelyn C. Pellicone

	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

CRESTVIEW PARTNERS (CAYMAN), LTD.

By:	/s/ Evelyn C. Pellicone

	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

CRESTVIEW PARTNERS II GP, L.P.

By:	Crestview, L.L.C., its general partner

By:	/s/ Evelyn C. Pellicone

	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

CRESTVIEW TULIP HOLDINGS LLC

By:	/s/ Evelyn C. Pellicone

	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

[Restructuring Support Agreement Signature Pages]

CRESTVIEW TULIP INVESTORS LLC

By:	/s/ Evelyn C. Pellicone

	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

CRESTVIEW TULIP CREDIT, LLC

By:	/s/ Evelyn C. Pellicone

	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

CRESTVIEW PARTNERS II, L.P.
CRESTVIEW PARTNERS II (TE), L.P.
CRESTVIEW PARTNERS II (FF), L.P.
CRESTVIEW PARTNERS II (CAYMAN), L.P.
CRESTVIEW PARTNERS II (FF CAYMAN), L.P.
CRESTVIEW PARTNERS II (892 CAYMAN), L.P.
CRESTVIEW PARTNERS II CWGS (CAYMAN), L.P.
CRESTVIEW PARTNERS II CWGS (FF CAYMAN), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (CAYMAN), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (FF CAYMAN), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (892 CAYMAN), L.P.

By:	Crestview Partners II GP, L.P., the general partner of each of the foregoing

By:	Crestview, L.L.C., its general partner

By:	/s/ Evelyn C. Pellicone

	Name:	Evelyn C. Pellicone
	Title:	Chief Financial Officer

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

ANSCHUTZ INVESTMENT COMPANY

By:	/s/ Scott T. Carpenter
Name:	Scott T. Carpenter
Title:	President

Notice Address:

555 17th Street
Suite 2400
Denver, CO 80202

Fax:	303-299-1333

Attention:	Scott T. Carpenter

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDERS:

CERBERUS INSTITUTIONAL PARTNERS V, L.P.
By:	Cerberus Institutional Associates II, L.L.C., its General Partner

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

CERBERUS INTERNATIONAL II MASTER FUND, L.P.
By:	Cerberus Institutional Associates II, Ltd., its General Partner

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

CERBERUS PARTNERS II, L.P.
By:	Cerberus Institutional Associates II, L.L.C., its General Partner

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

Notice Address:

875 Third Avenue
New York, NY 10022

Attn:	Sheila Peluso, Esq.

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Steven Columbaro
Name:	Steven Columbaro
Title:	Vice President

Notice Address:

100 North Sepulveda Blvd.
Suite 650
El Segundo, CA 90245

Fax:	310-615-1048

Attention:	Steven Columbaro

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Credit Suisse Loan Funding LLC

By:	/s/ Robert Healey
Name:	Robert Healey
Title:	Authorized Signatory

Notice Address:

11 Madison Avenue
New York, NY 10010

Fax:

Attention:	Jonathan Satran

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

AGF Floating Rate Income Fund

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance CDO VII PLC

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance CDO VIII, Ltd.

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance CDO X PLC

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance CLO 2014-1 Ltd.

By:	Eaton Vance Management Portfolio Manager

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance Senior Floating-Rate Trust

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance Floating-Rate Income Trust

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance International (Cayman Islands) Floating-Rate Income Portfolio

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance Senior Income Trust

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance Short Duration Diversified Income Fund

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance Institutional Senior Loan Fund

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance Limited Duration Income Fund

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance Floating Rate Portfolio

By:	Boston Management and Research as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

MET Investors Series Trust-Met/Eaton Vance Floating Rate Portfolio

By:	Eaton Vance Management as Investment Sub-Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Pacific Select Fund-Floating Rate Loan Portfolio

By:	Eaton Vance Management as Investment Sub-Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Pacific Life Funds-PL Floating Rate Loan Fund

By:	Eaton Vance Management as Investment Sub-Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

By:	/s/ Steven Leveille
Name:	Steven Leveille
Title:	Assistant Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Senior Debt Portfolio

By:	Boston Management and Research as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

Eaton Vance VT Floating-Rate Income Fund

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Craig P. Russ
Name:	Craig P. Russ
Title:	Vice President

Notice Address:

Two International Place
9th Floor
Boston, MA 02110

Fax:	617-672-8074

Attention:	Steve Leveille

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

INVESCO SENIOR SECURED MANAGEMENT, INC., on behalf of funds and accounts it manages

By:	/s/ Kevin Egan
Name:	Kevin Egan
Title:	Senior Portfolio Manager

Notice Address:

Fax:

Attention:

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement as a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER;

NYL INVESTORS LLC, on behalf of accounts it manages

By:	/s/ Robert Dial
Name:	Robert Dial
Title:	Managing Director

Notice Address:

NYL INVESTORS LLC
51 Madison Avenue - Room 1016
New York, New York 10010

Fax:	212-576-8079

Attention:	Maureen Cronin, Esq.

[Signature Page to Restructuring Support Agreement]

The undersigned agrees to this Restructuring Support Agreement us a Backstop Party and Consenting Lender.

BACKSTOP PARTY AND CONSENTING LENDER:

SPCP GROUP, LLC

By:	/s/ Steven Weiser
Name:	Steven Weiser
Title:	Authorized Signatory

Notice Address:

Silver Point Capital L.P.
2 Greenwich Plaza, 1st Floor
Greenwich, CT 06830

Fax:	202-273-4533

Attention:	Credit Admin

[Signature Page to Restructuring Support Agreement]

EXHIBIT A

TERM SHEET

SAMSON RESOURCES CORPORATION

August 14, 2015

RESTRUCTURING TERM SHEET

Plan Enterprise Value	•	$1.275 billion

New Money Investment	•	$450mm gross new money investment (the “New Money Investment”) available to all Existing Second Lien Term Lenders via a debt and equity rights offering

	•	The New Money Investment shall include (i) a minimum of $325mm in the form of an equity rights offering (the “Equity Rights”) and (ii) a maximum of $125mm of gross new second lien debt capital (“New Debt”)

		•	Equity Rights structured as common equity and struck at 20% discount to Plan Enterprise Value

		•	New Debt to have the following terms:

			•	Second lien security interest; structured as a term loan

			•	Annual cash-pay interest rate of 8.5% for the first 12 months post-closing, after which the cash interest rate shall be increased by 50 basis points, and shall be further increased by 50 basis points on each 6-month anniversary thereafter

			•	5 year term; no prepayment penalty for the first 12 months post-closing, after which 102, 101, par

			•	2.0% cash fee to all funders of New Debt

	•	By November 1, 2015 or as otherwise agreed by the Company and the Backstop Parties, and prior to the Effective Date, management will estimate the pro forma Effective Date Liquidity (“EDL”) of the Company; to the extent the pro forma EDL is estimated to be less than $350mm, the New Money Investment will be increased by $35mm (the “New Money Investment Expansion” or “NMIE”), from $450mm to $485mm

		•	The $35mm NMIE will be funded at the same ratio as new money is subscribed for in the New Money Investment[1]

[1]	As an example, in a fully-funded New Money Investment, assuming $100mm of New Debt is elected and therefore $350mm of Equity Rights is elected, the $35mm NMIE will be funded as ~22.2% New Debt ($100mm / $450mm), and ~77.8% Equity Rights; provided, however, that the New Debt will always remain capped at $125mm.

		•	Pro forma EDL is estimated to be ~$400mm, with ~$100mm RBL Facility availability[2] and ~$300mm cash

		•	Pro forma EDL will deduct management’s good faith estimate of known financial and business restructuring costs that are anticipated to be paid during the 6 month post-closing period; these restructuring costs shall be estimated assuming a status quo operation of the Company (i.e., no acquisitions or divestitures)

Backstop Terms	•	New Money Investment to be backstopped by the Backstop Parties as listed in Appendix A

		•	The Backstop is to be composed of $413.25mm common equity (the “Equity Backstop”) and $36.75mm New Debt (the “Debt Backstop”) commitments

		•	To the extent any backstop funding is required, the Debt Backstop is to be utilized first to satisfy any capital shortfall (subject to both the Debt Backstop maximum of $36.75mm and the aggregate New Debt maximum of $125mm), and thereafter the Equity Backstop is to be utilized

	•	22.5% of the New Money Investment to be set aside as Equity Rights for the Equity Backstop Parties (the “Holdback”)

	•	An amount equal to 10% of the New Money Investment, or $45mm, of equity will be issued at a 20% discount to Plan Enterprise Value and granted to the Equity Backstop Parties (the “Equity Fee Grant”), less the amount granted to the Debt Backstop Parties per the below

		•	A portion of the Equity Fee Grant in an amount equal to 3.5% of the $36.75mm Debt Backstop will be granted to the Debt Backstop Parties; the remainder of the Equity Fee Grant will be allocated to the Equity Backstop Parties

	•	Remaining terms to be negotiated as part of the Equity and Debt Backstop Commitment and Equity Commitment Agreement; Equity and Debt Backstop Commitments will have an outside date of December 15, 2015; provided, however, that with the majority consent of the Backstop Parties (by commitment amount), the Company may extend the outside date to January 15, 2016.

[2]	Reflects $750mm Borrowing Base / maximum availability and $650mm drawn.

2

Use of Proceeds	•	The existing Reserve Based Loan Facility (the “RBL Facility”) will be paid down to $650mm, including the set off post-termination of outstanding hedge value

	•	Remainder for cash on balance sheet and fees and expenses, including the fees and expenses of the Backstop Parties

• Upon Closing, the Backstop Parties shall receive a $10mm work fee payable in cash pro rata to the Debt Backstop Parties and the Equity Backstop Parties based on total Equity and Debt Backstop Commitments.

Non-Core Asset Sale	•	As determined by the post-reorganization Company’s Board of Directors in consultation with management, the Company shall prepare to sell the Non-Core Assets and shall use the resulting net proceeds: (i) to pay down the RBL Facility to the extent necessary to remain in compliance with the pro forma borrowing base level and provide for sufficient liquidity; (ii) to partially prepay the New Debt with the remaining net proceeds; and (iii) for general corporate purposes

Existing Second Lien Term Loan	•	The Existing Second Lien Term Lenders shall receive all of the New Common Equity to the extent is it not allocated to the New Money Investment or other parties in the bankruptcy cases as set forth elsewhere herein

RBL Facility	•	Amended and restated, and to include (among other terms) a Borrowing Base / maximum availability of at least $750mm on the Effective Date and for a period of 18 months thereafter or as otherwise agreed by the Backstop Parties and the Company; subject to a pre-negotiated adjustment for the sale of Non-Core Assets

Unsecured / Senior Unsecured Notes	•	1.0% of the reorganized common equity provided to the unsecured class if it votes in favor of the Plan, 0.5% provided if it votes against the Plan (these amounts are post-new money but prior to management dilution)

	•	Existing Second Lien Term Loan to share in the above consideration to the extent of its deficiency claim

3

Management Incentive Plan	•	10% of the reorganized common equity (on a fully-diluted basis) shall be reserved for a board and management incentive plan (“MIP”), with 5% to be preliminarily granted on the Effective Date or as soon as practicable thereafter in consultation with the CEO (but ratified by the post-Effective Date Board)

	•	The form and timing of any additional MIP grants to be determined by the compensation committee of the Board of the Reorganized Company

Governance	•	7-person Board of Directors, consisting of: (i) the CEO; (ii) 2 directors elected by the Existing Second Lien Term Lenders; and (iii) 4 directors elected by the Backstop Parties (the “Backstop Directors”)[3]

• Backstop Parties shall select a nationally-recognized executive search firm to assist with the identification of Board candidates; selections shall be made in consultation with the CEO

• For a period of 4 years, Material Corporate Decisions (see below) shall require a supermajority vote of the 4 Backstop Directors

• Material Corporate Decisions include: (i) material M&A transactions; (ii) IPOs, share sales, or a sale of the Company / all its assets; (iii) dividends / distributions / repurchases; (iv) any share issuances (including common, preferred, convertible, warrants)

	•	The post-reorganization Company is anticipated to be a private C-Corp., with LLC-style governance and related operating / shareholders agreements

Break Up Fee	•	Following Bankruptcy Court approval of the Backstop Motion (defined below), in the event that the Company exercises its fiduciary out and does not accept the transaction contemplated herein, the Company will pay the Backstop Parties a $10 mm breakup fee (“Break Up Fee”). The Break Up Fee will be payable to and allocated among the Equity Backstop Parties and the Debt Backstop Parties consistent with the allocation of the Equity Fee Grant described above. For the avoidance of doubt, under no circumstances will both the Work Fee and the Break Up Fee be payable to the Backstop Parties.

[3]	Both the Debt Backstop Parties and the Equity Backstop Parties will participate in the selection of the Backstop Directors; selections shall be based upon backstop commitment amounts.

4

Other	•	This Restructuring Proposal is non-binding and is subject to the completion of definitive documentation, including execution of a restructuring support agreement (“Restructuring Support Agreement”) that will be filed with the court on the petition date (by September 16, 2015), together with an agreed form of motion to approve the backstop economics, including the break up fee and the outside date (“Backstop Motion”), which will clearly state the debtor’s intention to assume the Restructuring Support Agreement pursuant to (and on the effective date of) the Plan and the debtor’s acknowledgment that in order to assume, it must comply with the terms of the Restructuring Support Agreement; provided that the Backstop Motion will be required to be scheduled for hearing as soon as possible and approved by the Court by October 15, 2015; and an agreed form of plan of reorganization and related disclosure statement, together with a motion to approve the disclosure statement/solicitation procedures, including a request for a confirmation hearing by December 1, 2015 (“Solicitation Procedures Motion”) and motion to approve bidding procedures for the 363 sale described below (“Bid Procedures Motion”), all to be filed on the petition date (not later than September 16, 2015), with a requirement that the Solicitation Procedures Motion (and if requested by the majority Backstop Parties by commitment amount, the Bid Procedures Motion) be scheduled for hearing as soon as reasonably practicable and approved by the Court by October 15, 2015.

	•	Upon acceptance by the Company, the Funding Committee will disclose the contemplated terms to the Private Side Existing Second Lien Term Loan Syndicate, and Willkie Farr & Gallagher LLP and Houlihan Lokey Capital Inc. will seek requisite Existing Second Lien Lender bankruptcy support via the Restructuring Support Agreement

	•	Any amendments to this Restructuring Proposal shall require the majority consent of the Backstop Parties by commitment amount.

	•	The Restructuring Support Agreement will provide for the upfront releases set forth in Appendix B.

	•	Parties to execute Restructuring Support Agreement that includes, among other things, fiduciary out for the Company and mutual termination events and milestones associated with all aspects of transaction, all to be agreed, as well as an agreement among the

5

Company and Backstop Parties, subject to the Backstop Parties having the right to credit bid the Second Lien Debt, to effectuate the restructuring through a 363 sale in the absence of requisite Existing Second Lien Lender support for a plan of reorganization, which terms shall include, without limitation, (i) economic terms no less favorable to the Backstop Parties than the economic terms of the Backstop of the New Money Investment set forth herein and (ii) the terms set forth in Appendix C (“363 Required Terms”).

•	The Backstop Parties will agree only to support a plan of reorganization that is consistent with the terms set forth herein and has the equity and backstop commitments provided by the Backstop Parties listed in Appendix A.

6

APPENDIX B

Sponsor Releases. The Restructuring Support Agreement (“RSA”) will provide that as of the date the RSA is fully executed by the Debtors, the Backstop Parties, the Requisite Consenting Second Lien Lenders1 and the Consenting Sponsors2 (the “Support Effective Date”), the Backstop Parties and the Consenting Second Lien Lenders will release the Consenting Sponsors and their predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each solely in their capacity as such (collectively with the Consenting Sponsors, the “Sponsor Released Parties”) and the Debtors’ current officers and directors (together with the Sponsor Released Parties, the “Released Parties”) from any and all claims and causes of action of any kind or nature whatsoever, whether known or unknown, fixed or contingent, past, present or future, in law or in equity in any way related to the Debtors or the Acceptable Plan3 (collectively, the “Sponsor Releases”); provided, however, that no Released Party shall be released from any act or omission that constitutes fraud, gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction; and provided further, that that the Sponsor Releases shall terminate and be deemed, for all purposes, to be immediately null and void ab initio without any further action if (i) any Consenting Sponsor breaches any of the undertakings, representations, warranties or covenants of the RSA in any material respect, subject in all respects to the Consenting Sponsor’s right to cure such breach in accordance with the terms of the RSA (ii) any Consenting Sponsor seeks additional consideration on account of its equity interests other than the releases that are expressly provided for in the RSA, (iii) the Chapter 11 Case for any of the Debtors shall have been converted to a case under chapter 7 of the Bankruptcy Code, or any such Chapter 11 Case shall have been dismissed by a final order of the Bankruptcy Court, or (iv) the Bankruptcy Court confirms any plan of reorganization for the Debtors that is not either (A) an Acceptable Plan or (B) a plan or sale transaction that (y) implements a transaction with the Backstop Parties containing the economic terms for the Backstop Parties on which the Backstop Parties committed and is otherwise consistent with the Term Sheet in all material respects, or (z) in the case of a plan, has been accepted by more than one half in number of the Second Lien Lenders voting on such plan, which accepting Second Lien Lenders collectively hold at least two-thirds in amount of the Second Lien Loans (or, in the case of a sale, sufficient second lien claims necessary to direct the agent to act in connection with such sale). The RSA will also include an assignment to the Consenting Sponsors of the released claims.

Backstop Parties/Consenting Second Lien Lender Releases. The RSA will include releases by the Consenting Sponsors of each of the Backstop Parties and the Consenting Second Lien Lenders, which will be substantially similar to the Sponsor Releases.

[1]	“Requisite Consenting Second Lien Lenders” will be defined to mean Second Lien Lenders holding at least 66.7% of the aggregate outstanding principal amount of the Second Lien Loans.
[2]	“Consenting Sponsors” will be specified by name in the RSA and will consist of the current Samson equity holders that are affiliated with KKR and Crestview and each of the current and former members of the Samson board of directors.
[3]	“Acceptable Plan” will be defined to mean a plan of reorganization consistent with this Term Sheet and otherwise acceptable to the parties to the RSA, each acting in its sole discretion.

APPENDIX C

363 Required Terms

•	Subject to the terms of the Second Lien Loan Documents, the Second Lien Lenders shall have the right to credit bid their loan up to the amount of their debt

•	Sale Enterprise Value will be $1.175bn

•	Breakup fee of 3% of the Sale Enterprise Value of $1.175bn or $35.25mm

•	Expense reimbursement

•	Minimum overbid of $1.4bn Sale Enterprise Value

•	Bidding increments of $50 million (over the minimum overbid)

•	Maximum third-party due diligence window of 1 month post decision to convert Plan from reorganization to 363 sale

•	Third-party bidders required to obtain approval as a Qualified Bidder (to be defined in a mutually agreeable manner) with sufficient liquid assets to consummate the transaction

EXHIBIT B

BACKSTOP PARTIES

ANSCHUTZ INVESTMENT COMPANY

CERBERUS INSTITUTIONAL PARTNERS V, L.P.

CERBERUS INTERNATIONAL II MASTER FUND, L.P.

CERBERUS PARTNERS II, L.P.

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

CREDIT SUISSE LOAN FUNDING LLC

EATON VANCE MANAGEMENT/BOSTON MANAGEMENT AND RESEARCH

INVESCO SENIOR SECURED MANAGEMENT, INC.

NYL INVESTORS LLC

SPCP GROUP, LLC

EXHIBIT C

MILESTONES

The failure to comply with any of the following Milestones will result in both a Lender Termination Event and a Company Termination Event under Section 9 of this Agreement:

Plan Milestones

1.	The Company shall commence the Chapter 11 Cases on or before September 16, 2015 (the “Petition Date”).

2.	The Company shall file agreed forms of the Acceptable Plan and Disclosure Statement on the Petition Date.

3.	The Requisite Consenting Lenders shall execute the Restructuring Support Agreement or Joinder Agreements to the Restructuring Support Agreement no later than October 14, 2015.

4.	The Backstop Motion shall be filed on the Petition Date and approved by the Court on or before October 15, 2015, or such later date as the Company and the Required Backstop Parties agree, each acting in its sole discretion.

5.	An agreement on an Amended RBL Facility shall be finalized by October 15, 2015.

6.	The Solicitation shall commence no later than October 30, 2015.

7.	An order confirming the Acceptable Plan shall be entered by December 1, 2015.

8.	The Effective Date shall occur no later than the Effective Date Outside Date.

363 Sale Milestones

Upon the occurrence of a 363 Sale Triggering Event, the following Milestones shall take effect unless extended by agreement between the Company and the Required Backstop Parties, each acting in its sole discretion:

1.	The Company will file the Bid Procedures Motion, together with a finalized Asset Purchase Agreement, by September 16, 2015.

2.	A hearing will be held on the Bid Procedures Motion by October 15, 2015.

3.	An order granting the relief requested in the Bid Procedures Motion will be entered by October 15, 2015.

4.	An agreement on an Amended RBL Facility shall be finalized by October 15, 2015.

5.	A sale hearing will be held by November 30, 2015.

6.	The Company will close a 363 Sale by December 15, 2015.

EXHIBIT D

SPONSORS

CRESTVIEW ADVISORS, L.L.C.

CRESTVIEW OFFSHORE HOLDINGS II (892 CAYMAN), L.P.

CRESTVIEW OFFSHORE HOLDINGS II (CAYMAN), L.P.

CRESTVIEW OFFSHORE HOLDINGS II (FF CAYMAN), L.P.

CRESTVIEW PARTNERS (CAYMAN), LTD.

CRESTVIEW PARTNERS II (892 CAYMAN), L.P.

CRESTVIEW PARTNERS II (CAYMAN), L.P.

CRESTVIEW PARTNERS II (FF CAYMAN), L.P.

CRESTVIEW PARTNERS II (FF), L.P.

CRESTVIEW PARTNERS II (TE), L.P.

CRESTVIEW PARTNERS II CWGS (CAYMAN), L.P.

CRESTVIEW PARTNERS II CWGS (FF CAYMAN), L.P.

CRESTVIEW PARTNERS II GP, L.P.

CRESTVIEW PARTNERS II, L.P.

CRESTVIEW TULIP CREDIT, LLC

CRESTVIEW TULIP HOLDINGS LLC

CRESTVIEW TULIP INVESTORS LLC

CRESTVIEW, L.L.C.

KOHLBERG KRAVIS ROBERTS & CO. L.P.

KKR 2006 FUND, L.P.

KKR SAMSON INVESTORS L.P.

KKR SAMSON INVESTORS GP LLC

KKR 2006 FUND (SAMSON) L.P.

KKR SAMSON SA BLOCKER L.P.

KKR FUND HOLDINGS L.P.

KKR PARTNERS III, L.P.

OPERF CO-INVESTMENT LLC

SAMSON AGGREGATOR GP LLC

SAMSON AGGREGATOR L.P.

SAMSON CO-INVEST I L.P.

SAMSON CO-INVEST II L.P.

SAMSON CO-INVEST III L.P.

EXHIBIT E

JOINDER AGREEMENT

[            ], 2015

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of [            ], 2015, a copy of which is attached hereto as Annex I (as it may be amended, supplemented, or otherwise modified from time to time, the “Restructuring Support Agreement”),2 by and among the Company, the Consenting Lenders, and certain other parties.

1. Agreement to be Bound. The Transferee hereby agrees to be bound by all of the terms of the Restructuring Support Agreement, including, without limitation, the Release. The Transferee shall hereafter be deemed to be a “Consenting Lender” and a “Party” for all purposes under the Restructuring Support Agreement.

2. Representations and Warranties. With respect to the aggregate principal amount of Second Lien Loans set forth below its name on the signature page hereof, the Transferee hereby makes the representations and warranties of the Consenting Lenders set forth in Section 12 of the Restructuring Support Agreement to each other Party.

3. Governing Law. This joinder agreement (the “Joinder Agreement”) to the Restructuring Support Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[2]	Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Restructuring Support Agreement.

IN WITNESS WHEREOF, the Transferee has caused this Joinder Agreement to be executed as of the date first written above.

Name of Transferor:

Name of Transferee:

By:
Name:
Title:

Principal Amount of Second Lien Loans Transferred: $

Notice Address:

Fax:
Attention:

With a copy to:

Fax:
Attention: